UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended

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FIRST COMMUNITY BANCSHARES, INC.
(Name of registrant as specified in its Charter)

Not Applicable
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First Community Bancshares, Inc.

29 College Drive

P. O. Box 989

Bluefield, Virginia 24605-0989

March 7, 2012

Dear Stockholder,

You are invited to attend the 2012 Annual Meeting of Stockholders of First Community Bancshares, Inc. (the “Corporation”) to be held on Tuesday, April 24, 2012 at Fincastle Country Club, 1000 Country Club Drive, Bluefield, Virginia.

The Annual Meeting will begin with a report of the Corporation’s operations. This report will be followed by discussion and voting on the matters set forth in the accompanying notice of Annual Meeting and proxy statement and discussion of other business matters properly brought before the meeting.

If you plan to attend the meeting, please follow the registration instructions on the last page of this proxy statement. All persons attending the 2012 Annual Meeting of Stockholders must present photo identification.

Whether or not you plan to attend, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, on the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Very truly yours,

/s/ William P. Stafford, II
William P. Stafford, II Chairman of the Board

Notice of 2012 Annual Meeting of Stockholders

April 24, 2012 at 11:30 a.m. Eastern Daylight Time

Fincastle Country Club

1000 Country Club Drive

Bluefield, Virginia 24605

March 7, 2012

To the Stockholders:

First Community Bancshares, Inc.’s Annual Meeting of Stockholders will be held at Fincastle Country Club, located at 1000 Country Club Drive, Bluefield, Virginia 24605 at 11:30 a.m. Eastern Daylight Time on Tuesday, April 24, 2012. Following a report of the Corporation’s banking and related business operations, stockholders will:

•	Vote on the election of 2 directors to serve as members of the Board of Directors, Class of 2015;

•	Vote on ratification of the selection of the independent registered public accounting firm for 2012;

•	Vote on the approval of the 2012 Omnibus Equity Compensation Plan; and

•	Transact other business that may properly come before the meeting.

Stockholders of record at the close of business on March 1, 2012 will be entitled to vote at the Annual Meeting and any adjournments.

/s/ Robert L. Buzzo
Robert L. Buzzo Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2012.

The proxy materials for this Annual Meeting of Stockholders of First Community Bancshares, Inc., consisting of the proxy statement, annual report, and form of proxy are available over the Internet at http: www.fcbinc.com.

If you want to receive a paper or e-mail copy of these documents, or similar documents for future stockholder meetings, you must request the copy. There is NO charge for requesting a copy. In order to facilitate timely delivery, your request should be received no later than April 7, 2012. Please choose 1 of the following methods to make your request:

1. By Internet at www.proxyvote.com;

2. By telephone: (800) 579-1639; or

3. By e-mail: sendmaterial@proxyvote.com.

All persons attending the 2012 Annual Meeting must present photo identification. Please follow the advance registration instructions on the back cover of this proxy statement.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO FIRST COMMUNITY BANCSHARES, INC. YOU MAY VOTE BY THE FOLLOWING METHODS:

1. By telephone: (800) 690-6903 until 11:59 p.m. Eastern Daylight Time on April 23, 2012; or

2. On the Internet at http://www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on April 23, 2012; or

3. Complete, sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the Annual Meeting. An addressed return envelope is enclosed for your convenience.

FIRST COMMUNITY BANCSHARES, INC. ENCOURAGES STOCKHOLDERS TO SUBMIT THEIR PROXIES IN ADVANCE OF THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PROXY STATEMENT

First Community Bancshares, Inc.

29 College Drive

P. O. Box 989

Bluefield, Virginia 24605

The Board of Directors of First Community Bancshares, Inc. (the “Corporation”) solicits the enclosed proxy for use at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”), which will be held on Tuesday, April 24, 2012, at 11:30 a.m. Eastern Daylight Time at Fincastle Country Club, 1000 Country Club Drive, Bluefield, Virginia and at any adjournment thereof.

The expenses of the solicitation of the proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, solicitation may be made in person, by telephone or by other means by officers, directors or regular employees of the Corporation.

This proxy statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Corporation on or about March 7, 2012.

Voting

Shares of common stock (par value $1.00 per share) (“Common Stock”) represented by proxies in the accompanying form, which are properly executed and returned to the Corporation, will be voted at the Annual Meeting in accordance with the stockholder’s instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the 2 directors nominated by the Board of Directors and named in this proxy statement, FOR ratification of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm, and FOR approval of the Corporation’s 2012 Omnibus Equity Compensation Plan.

Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If your shares of Common Stock are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that institution, bring it with you to the Annual Meeting and submit it with your ballot in order to be able to vote your shares at the Annual Meeting.

The Board of Directors has fixed March 1, 2012 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting and the holders of record will have 1 vote for each share so held in the matters to be voted upon by the stockholders. Treasury shares are not voted. Shares of the Corporation’s Series A Preferred Stock are not entitled to be voted on the matters presented at the Annual Meeting. Individual votes of stockholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to certain employees of the Corporation and its agents who acknowledge their responsibility to comply with this policy. Stockholders of the Corporation do not have cumulative voting rights. As of the close of business on March 1, 2012, the outstanding shares of the Corporation consisted of 17,849,376 shares of Common Stock and 18,921 shares of preferred stock.

The presence in person or by proxy of a majority of the shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes, which are discussed below, are considered in determining the presence of a quorum. Directors are elected by a plurality of the votes cast at a stockholders’ meeting with a quorum present. The 2 persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Corporation. Approval of the ratification of the independent registered public accounting firm and the Corporation’s 2012 Omnibus Equity Compensation Plan each require that the number of votes cast in favor of the proposal exceeds the number of votes cast against. Abstentions and broker non-votes will have no effect on the election of the 2 directors nominated by the Board of Directors and named in this proxy statement, the ratification of the independent registered public accounting firm, and the approval of the Corporation’s 2012 Omnibus Equity Compensation Plan.

If the shares you own are held in street name by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting by the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form. Under the current rules of the New York Stock Exchange, or NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to only the discretionary matter discussed above, which is the ratification of the independent registered public accounting firm. If you do not provide instructions to your brokerage firm, it will not be able to vote on non-discretionary matters, which can result in a broker non-vote. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The election of the 2 directors nominated by the Board of Directors and named in this proxy statement and the approval of the Corporation’s 2012 Omnibus Equity Compensation Plan are non-discretionary matters under the current rules of the NYSE.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is comprised of 7 directors, including 6 non-management directors, currently divided into 3 classes with staggered terms. All directors have been determined to be independent by the Board of Directors except Mr. Mendez, who is employed by the Corporation as President and Chief Executive Officer.

Allen T. Hamner served on the Corporation’s Board of Directors during all of fiscal year 2011. The total number of directors serving in 2011 was 8, with 7 directors classified as non-management. However, Director Hamner retired as a director, effective January 17, 2012. After careful consideration and discussion, and in accordance with Article III of the Amended and Restated Bylaws of First Community Bancshares, Inc., effective April 29, 2008, the Board of Directors resolved to reduce the number of directors to 7.

The class of directors nominated for re-election at the 2012 Annual Meeting will be elected to serve until the 2015 Annual Meeting. All nominees are currently serving on the Corporation’s Board of Directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an alternate nominee designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. All nominees named herein have consented to be named and to serve as directors if elected.

No director or executive officer of the Corporation is related to any other director or executive officer of the Corporation by blood, marriage or adoption, except for Mr. Stafford who is the father of Mr. Stafford, II.

A table of each director and nominee, including his age, the applicable director class, which is based upon the year in which his term of service expires, and title, is set forth below. A biography describing each director’s and nominee’s qualifications and business background is set forth below the table. The Corporation does not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Members of the Corporation’s Board of Directors are expected to have the appropriate skills and characteristics necessary to function in the Corporation’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills. In addition, the Corporation looks to achieve a diversified Board, including members with varying experience, age, perspective, residence and background.

Name and Title	Age	Director of Corporation Since	Class of Directors
Franklin P. Hall, Director	73	2007	2014
Richard S. Johnson, Director	62	2008	2013
I. Norris Kantor, Director Nominee	82	1989	2012
John M. Mendez, President, CEO and Director	57	1994	2013
Robert E. Perkinson, Jr., Director	64	1994	2014
William P. Stafford, Director	78	1989	2014
William P. Stafford, II, Director Nominee	48	1994	2012

NOMINEES FOR THE CLASS OF 2015

I. Norris Kantor, Of Counsel, Katz, Kantor, Stonestreet & Buckner, PLLC, Princeton and Bluefield, West Virginia.

Mr. Kantor received a BA degree in 1953 from the Virginia Military Institute and received a Juris Doctor degree in 1956 from the College of Law at West Virginia University. Mr. Kantor has practiced law for more than 50 years and is currently Of Counsel with the law firm of Katz, Kantor, Stonestreet & Buckner, PLLC. He served as a Judge Advocate USAF from 1956 to 1958. Mr. Kantor is a director of Mercer Realty Inc., a real estate management company, and Gomolco, Inc., a real estate holding company. Mr. Kantor currently serves in the following leadership capacities: Board member of Bluefield State College Foundation, Bluefield State College Board of Governors, New River Parkway Authority, and the Bluefield Development Authority; Board member and Secretary of Bluefield State College Research and Development Corp.; Board member and President of the Downtown Health and Wellness Center, Inc. Mr. Kantor is also a former member and Chair of the West Virginia Ethics Commission.

Mr. Kantor’s relevant experience qualifying him for service as a director includes: a wide range of legal and business experience gained during his more than 50 years as a practicing attorney; his legal work in issuing numerous utility bonds and refunding of utility bond issues; his ability to understand complex business, legal and financial topics; and 22 years of service as a board member of financial service organizations.

William P. Stafford, II, Attorney, Brewster, Morhous, Cameron, Caruth, Moore, Kersey & Stafford, PLLC, Bluefield, West Virginia.

Mr. Stafford is a graduate of Virginia Polytechnic Institute and State University, Blacksburg, Virginia, and holds a BS degree in Mechanical Engineering. He received his Juris Doctor, cum laude, from the Washington & Lee University School of Law, Lexington, Virginia. Mr. Stafford practices as a member of his firm primarily in the areas of commercial transactions, banking, creditor’s rights, creditor bankruptcy, and trusts and estates. He currently serves as Chairman of the Board of the Corporation. Mr. Stafford serves as a director and Corporate Secretary of the H. P. and Anne S. Hunnicutt Foundation, Inc., Princeton Machinery Service, Inc., and Melrose Enterprises, Ltd. He is a member of Stafford Farms, LLC, Vermillion Development, LLC, and Walnut Hill, LLC, which include real estate and agricultural holdings. Mr. Stafford is a partner in Legal Realty, A Partnership. Mr. Stafford previously served as a member of the West Virginia Infrastructure and Jobs Development Council. Mr. Stafford previously served as a council member and Mayor of the City of Princeton, West Virginia. Mr. Stafford has served, and continues to serve, on numerous civic and community service boards and commissions.

Mr. Stafford’s relevant experience qualifying him for service as a director includes: a broad range of regulatory, business, legal and banking related issues encountered in the practice of law; extensive state and municipal government service; extensive civic and community service; and more than 15 years of Board service for the Corporation.

Your Board recommends a vote FOR the nominees set forth above.

CONTINUING INCUMBENT DIRECTORS

Franklin P. Hall, Retired Commissioner, Virginia Department of Alcoholic Beverage Control, Senior Partner, Hall & Hall, PLC, Richmond, Virginia.

Mr. Hall is a 1961 graduate of Lynchburg College, Lynchburg, Virginia, with a BS degree in Mathematics and Business Administration. Mr. Hall also graduated from The American University, Washington, D.C., with a MBA degree in 1964 and The American University Law School with a Juris Doctor degree in 1966. Mr. Hall currently serves as Senior Partner in Hall & Hall, PLC in Midlothian, Virginia where he has practiced law since 1969. He served as a delegate in the Virginia General Assembly from 1976 to 2009, and Minority Leader, Virginia House of Delegates from 2002 to 2008. He is a former Chairman of the Board of The CommonWealth Bank in Richmond, Virginia. Mr. Hall has served on the Greater Richmond Chamber of Commerce Foundation Board since 2004. He also has served as a commissioner for the Virginia Department of Alcoholic Beverage Control.

Mr. Hall’s relevant experience qualifying him for service as a director includes: a wide range of business and legal knowledge gained during an active 43 year law practice; his MBA degree; 27 years of service on boards of financial service organizations; 30 years of overseeing the budget for the Commonwealth of Virginia; service as senior member of the Joint Legislative Audit and Review Commission for the Virginia General Assembly; and service as Chair of the House Appropriations Subcommittee on Compensation.

Richard S. Johnson, Chairman, President and Chief Executive Officer, The Wilton Companies, Richmond, Virginia.

Mr. Johnson earned a BS BA degree from the University of Richmond, Richmond, Virginia in 1973, with a concentration in Economics and Finance, and graduated with a MS degree from Virginia Commonwealth University, Richmond, Virginia in 1977, with a concentration in Real Estate and Urban Land Development. Mr. Johnson has been the President and Chief Executive Officer of The Wilton Companies, a real estate investment, development, brokerage and management group of companies, since 2002. He assumed the role of Chairman of The Wilton Companies in 2010. Prior to joining The Wilton Companies, Mr. Johnson served as President of Southern Financial Corp. of Virginia from 1985 to 2002 and Chairman of the Board of Southern Title Insurance Corporation from 1980 to 1985. Mr. Johnson currently serves as a director/trustee of First Community Bank, University of Richmond, Fidelity Group, LLC, City of Richmond Economic Development Authority, and the Apartment Trust of America. Mr. Johnson also serves as Director Emeritus of Ducks Unlimited, Inc. and previously served as a director of the State Fair of Virginia, Children’s Museum of Richmond, Ducks Unlimited, Inc., and Ducks Unlimited Canada.

Mr. Johnson’s relevant experience qualifying him for service as a director includes: long-range planning, various aspects of mortgage underwriting, marketing and mortgage portfolio servicing; chairing the Economic Development Authority of the City of Richmond, Virginia; past service as a director and Finance Committee member of Ducks Unlimited, Inc. and Ducks Unlimited Canada; and state and national offices with Ducks Unlimited, Inc., including Assistant Treasurer and member of the Finance and Audit Subcommittee.

John M. Mendez, President and Chief Executive Officer, First Community Bancshares, Inc., Bluefield, Virginia.

Mr. Mendez graduated from Concord University in 1978 with a BS in Business Administration with a concentration in Accounting. Mr. Mendez earned his certification as a certified public accountant (“CPA”) in 1981 and joined First Community Bank in 1985. Prior to serving as President and Chief Executive Officer (“CEO”) of the Corporation, Mr. Mendez served in the positions of Chief Financial Officer (“CFO”) and Chief Administrative Officer. Mr. Mendez served as Audit Manager of Brown, Edwards & Company L.L.P. from 1978 to 1985. Mr. Mendez serves on the Concord University Board of Governors and chairs its Finance and Facilities Committees. He previously served as a director for the Community Foundation of the Virginias, the West Virginia Bankers Association, Virginia Bankers Association, and Princeton Community Hospital where he served as Chairman of the Audit Committee.

Mr. Mendez’ relevant experience qualifying him for service as a director includes: history as a practicing CPA at a regional public accounting firm; external audit experience for a variety of businesses with emphasis in the banking sector while engaged in public accounting; familiarity with bank regulations and bank and parent regulatory examination process; writing, communicating and enforcing company, bank and subsidiary policies; success in negotiating and integrating acquired businesses in the execution of a variety of mergers and acquisitions; past service on a variety of boards and audit committees including a 211-bed community hospital; long term service as CFO of a publicly traded company; and the variety of offices held with increasing management responsibilities during 27 years in management of a publicly traded financial services company.

Robert E. Perkinson, Jr., Former Vice President-Operations of MAPCO Coal and Alliance Coal Co., Inc., Bluefield, Virginia.

Mr. Perkinson received a BS degree in Civil Engineering—Construction Option in 1969 and a professional degree in Soil Mechanics and Foundation Energy in 1970 from North Carolina State University. Prior to Mr. Perkinson’s employment with MAPCO Coal, he was employed as Vice President—Operations of South Atlantic Coal Co. and worked for J. A. Jones Construction in Charlotte, North Carolina. Upon leaving the employment of MAPCO Coal, Mr. Perkinson served as Acting Executive Director of the Bluefield Sanitary Board from 2006 to 2008 and Mayor of the City of Bluefield, West Virginia. Mr. Perkinson served as Chairman of the Board of Bluefield Regional Medical Center and currently serves as a member of the Board of Governors of Bluefield State College.

Mr. Perkinson’s relevant experience qualifying him for service as a director includes: previous service as a member of senior management for various companies in the coal industry; experience in municipal government, including service as executive director of a municipal sanitary board; and service as board chairman for a non-profit regional medical center coupled with approximately 20 years of bank board service.

William P. Stafford, President, Princeton Machinery Service, Inc., Princeton, West Virginia.

Mr. Stafford is a graduate of the United States Naval Ordnance Laboratory and U. S. Naval Gun Factory. He currently serves as the Vice Chairman of the Board of First Community Bank. He serves as President and Director of the H. P. and Anne S. Hunnicutt Foundation, Inc. and Melrose Enterprises, Ltd., and as a member of Stafford Farms, LLC. In addition to his current service as President of Princeton Machinery Service, Inc., a machinery manufacturing and repair company, which is a position he has held since the 1950s. Mr. Stafford previously served as its General Manager. Mr. Stafford also previously served as a member of the West Virginia Legislature, a director of the West Virginia Division of Natural Resources, a member of the Mercer County, West Virginia Economic Development Authority, and a member of the Mercer County, West Virginia Airport Authority.

Mr. Stafford’s relevant experience qualifying him for service as a director includes: owner and president of a successful machinery manufacturing and repair business; owner and president of several other successful businesses; director and president of a charitable foundation; extensive familiarity with the history and operation of the Corporation and its predecessor banks; participation and leadership in a wide variety of community and civic organizations; previous experience in elected state and local government offices; and more than 20 years of board service for the Corporation.

Director Qualifications and Experience. The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to the Corporation’s Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors reviewed by the Governance and Nominating Committee in evaluating a Board candidate.

	Hall	Kantor	Johnson	Mendez	Perkinson, Jr.	Stafford	Stafford, II
Experience, Qualifications, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X
Expertise in financial services or related industry	X	X	X	X	X	X	X
Audit Committee Financial Expert (actual or potential)			X	X
Civic and community involvement	X	X	X	X	X	X	X
Other public company experience (current or past)
Leadership and team building skills	X	X	X	X	X	X	X
Diversity of experience, professions, skills, geographic representation and backgrounds	X	X	X	X	X	X	X
Specific skills/knowledge:
- finance	X	X	X	X	X	X	X
- technology				X	X		X
- marketing			X	X
- public affairs	X	X	X	X	X	X	X
- HR	X	X	X	X	X		X
- governance	X	X	X	X	X	X	X

NON-DIRECTOR EXECUTIVE OFFICERS

Executive officers who are not directors of the Corporation, including their title, age and date they became an officer of the Corporation are set forth in the chart below, which is followed by a brief biography describing each named executive’s business experience.

Name and Title	Age	Executive of Corporation Since
David. D. Brown, Chief Financial Officer of Corporation and First Community Bank	37	2006
Robert L. Buzzo, Vice President and Secretary of Corporation, President and Director of First Community Bank	62	2000
E. Stephen Lilly, Chief Operating Officer of Corporation, Executive Vice President, Chief Operating Officer and Chief Information Officer of First Community Bank	53	2000
Robert L. Schumacher, General Counsel of Corporation, Senior Vice President, General Counsel and Secretary of First Community Bank	61	2001

David D. Brown, Chief Financial Officer of the Corporation and First Community Bank.

Mr. Brown has been CFO of the Corporation and First Community Bank since May 2006. Mr. Brown served as Financial Reporting Coordinator of the Corporation from April 2005 to May 2006. Prior to joining the

Corporation, Mr. Brown was Corporate Auditor and Audit Manager of United Bankshares, Inc. from September 1999 to April 2005. Mr. Brown also practiced in the field of public accounting from 1997 to 1999 where he practiced tax, accounting, and auditing across a variety of industries. Mr. Brown is a CPA and holds a MPA degree from West Virginia University.

Robert L. Buzzo, Vice President and Secretary of the Corporation, President and Director of First Community Bank.

Mr. Buzzo has been Vice President and Secretary of the Corporation and President and a director of First Community Bank since June 2000. From October 1994 until June 2000, Mr. Buzzo was the Chief Executive Officer of First Community Bank—Bluefield, a division of First Community Bank. Prior to 1994, Mr. Buzzo held other leadership positions since joining the Corporation in 1973.

E. Stephen Lilly, Chief Operating Officer of the Corporation, Executive Vice President, Chief Operating Officer, and Chief Information Officer of First Community Bank.

Mr. Lilly has been Chief Operating Officer of the Corporation and First Community Bank since June 2000. On January 25, 2011, Mr. Lilly was promoted to Chief Information Officer of First Community Bank. Mr. Lilly has been employed by the Corporation since 1997. Mr. Lilly has also served in a variety of banking positions and capacities with the Corporation and other banking organizations where he supervised and managed a number of operational elements, implemented new technologies and successfully migrated and consolidated bank operations and data. Mr. Lilly also has significant experience in process engineering and customer service management.

Robert L. Schumacher, General Counsel of the Corporation and Senior Vice President, General Counsel and Secretary of First Community Bank.

Mr. Schumacher has served as General Counsel of the Corporation and First Community Bank since 2005. He has also served as Senior Vice President and Secretary of First Community Bank since 2001. Prior to his current positions, Mr. Schumacher served as the Corporation’s CFO and Senior Vice President—Finance from 2001 until 2005. In addition, Mr. Schumacher has led First Community Bank’s Trust Department in the capacity of Senior Vice President and Senior Trust Officer. Prior to joining the Corporation in 1983, Mr. Schumacher engaged in the private practice of law in Princeton, West Virginia. Mr. Schumacher is a CPA, a Certified Financial Planner, is licensed to practice law and holds a Juris Doctor degree from West Virginia University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board of Directors’ Governance and Nominating Committee has enacted guidelines to determine director independence and qualifications for directors. The Governance and Nominating Committee Charter is available at the Corporation’s website under the “Governance Documents” tab of “Corporate Profile” at www.fcbinc.com. This section of the website makes available all of the Corporation’s governance materials, including various Board committee charters, which are available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and considers modifications to its governance charter to clarify and augment the Board’s processes, including those relating to risk oversight.

The Board’s Role in Risk Oversight. The Corporation’s believes that each member of its Board of Directors in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by the Corporation. At a minimum, this requires the members of the Board of Directors to be actively engaged in Board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Corporation are monitored by the Board of Directors and the Audit Committee through its review of the Corporation’s compliance with regulations set forth by its regulatory authorities, including recommendations contained in regulatory examinations.

Because the Corporation believes risk oversight is a responsibility for each member of the Board of Directors, it does not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of the committees concentrates on specific risks for which it has an expertise, and each committee is required to regularly report to the Board of Directors on its findings. For example, the Audit Committee regularly monitors the Corporation’s exposure to certain investment risks, such as the effect of interest rate or liquidity changes, the Corporation’s exposure to certain reputational risks by establishing and evaluating the effectiveness of its programs to report and monitor fraud and by monitoring the Corporation’s internal controls over financial reporting. The Corporation’s Compensation and Retirement Committee’s role in monitoring the risks related to its compensation structure is discussed in further detail below.

Director Independence. The Corporation currently has 6 independent directors out of 7 directors. The Board has satisfied, and expects to continue to satisfy, its objective that at least a majority of the Board should consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Corporation. The Board has established guidelines to assist it in determining director independence (see Appendix A to this proxy statement), which conform to the independence requirements of the NASDAQ Stock Market listing rules. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.

In the course of the Board’s determination regarding independence, it considers any transactions, relationships and arrangements as required by the Corporation’s independence guidelines. In addition, with respect to all directors, the Board considered the amount of the Corporation’s discretionary charitable contributions to charitable organizations where any of the directors serve as an officer, director or trustee, and determined that the Corporation’s contributions to each of the charitable organizations constituted less than the greater of $200,000 or 5% of the charitable organization’s annual consolidated gross revenues during the applicable organization’s last completed fiscal year.

All members of the Audit Committee, Compensation and Retirement Committee, and Governance and Nominating Committee must be independent directors as defined by NASDAQ. Members of the Audit Committee also must satisfy a separate Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Corporation or its subsidiaries other than their directors’ compensation.

Director Candidates, Qualifications and Diversity. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Governance and Nominating Committee will consider a number of criteria, including, without limitation, the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Governance and Nominating Committee believes diversity should be considered in the director identification and nomination process. The Governance and Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Corporation believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Board Leadership Structure. The Corporation separates the roles of CEO and Chairman of the Board in recognition of the differences between the 2 roles. The CEO is responsible for setting the strategic direction for the Corporation and the day-to-day leadership and performance of the Corporation, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board.

Standards of Conduct. All directors, officers and employees of the Corporation must act ethically at all times and in accordance with the policies comprising the Corporation’s Standards of Conduct (“Code”), which is available at the Corporation’s website www.fcbinc.com and available in print to any stockholder upon request. A waiver of any standard can only be considered by the Board of Directors and may be granted only for just cause in an instance where the underlying ethical objective will not be violated. No waivers were granted to any director or officer during 2011. Amendments to the Code will be published on the Corporation’s website, as required by SEC rules. If an actual or potential conflict of interest arises for a director, the director must promptly inform the Board.

Communicating Concerns to Directors. The Audit Committee and the non-management directors have established procedures to enable any employee who has a concern about the Corporation’s conduct, policies, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board through an e-mail or written notification directed to the Chairman of the Audit Committee. Such communications may be confidential or anonymous. A notification explaining how to submit any such communication is provided to all employees at each location of the Corporation and its affiliated businesses and is provided to employees in the employee handbook. The status of any outstanding concern is reported to the non-management directors of the Board periodically by the Chairman of the Audit Committee.

Stockholder Communications. Stockholders may communicate with all or any member of the Board of Directors by addressing correspondence to the Board of Directors or to the individual director and addressing such communication to Robert L. Buzzo, Secretary, First Community Bancshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in case of correspondence addressed to the Board of Directors) or to the individual director without exception.

The Board of Directors and Board Meetings

The Board held 9 regular meetings and 7 special meetings in 2011. No member attended fewer than 75% of the Board meetings and committee meetings on which the member sits. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and stockholder meetings. It is the Board’s policy that the directors should attend the Annual Meeting absent exceptional circumstances. All current directors attended the 2011 Annual Meeting.

Board Committees

The Board of Directors has adopted written charters for its 4 standing committees: the Audit Committee, the Executive Committee, the Compensation and Retirement Committee (the “CRC”), and the Governance and Nominating Committee. Except for the Executive Committee Charter, a current copy of each of the committee charters is available for review and print on the Corporation’s website at www.fcbinc.com.

Audit Committee. The members of the Audit Committee are Directors Perkinson, who chairs the Committee, Hall and Johnson. The Board has determined that Mr. Johnson is the Audit Committee financial expert. The Audit Committee is primarily concerned with the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independence and qualifications of the independent registered public accounting firm and the performance of the Corporation’s internal audit function and independent registered public accounting firm. Its duties include: (1) selection and oversight of the independent registered public accounting firm; (2) review of the scope of the audit to be conducted by them, as well as the results of their audit; (3) oversight of the Corporation’s financial reporting activities, including the annual report, and the accounting standards and principles followed; (4) discussion with management of its risk assessment and management policies, including risk relating to the financial statements and financial reporting process and key credit risks, liquidity risks, market risks and the steps taken by management to monitor and mitigate such risks; (5) approval of audit and non-audit services provided to the Corporation by the independent registered public accounting firm; (6) review of the organization and scope of the Corporation’s internal audit function and its disclosure and internal controls; and (7) oversight of the Corporation’s compliance program. The Audit Committee held 11 meetings during 2011. The Audit Committee’s report is on page 31. On July 26, 2011, the Board of Directors voted to amend the Audit Committee Charter, which is included as Appendix C to this proxy statement.

Executive Committee. The members of the Executive Committee are Directors Stafford II, who chairs the Committee, Hall, Johnson, Kantor, Mendez, Perkinson and Stafford. Except for Mr. Mendez, each member of the Executive Committee is independent. The Executive Committee did not meet in 2011. The Committee, subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board to act between meetings of the Board, except for certain matters reserved to the full Board by law.

Compensation and Retirement Committee. The members of the CRC are Directors Stafford, II, who chairs the Committee, Johnson, and Stafford. This CRC’s primary responsibilities include: (1) establishing, reviewing and providing recommendations to the full Board regarding CEO compensation and reviewing and overseeing other senior executive compensation; (2) monitoring management resources, structure, succession planning, development and selection processes and the performance of key executives; (3) reviewing incentive compensation arrangements to ensure that incentive pay does not encourage unnecessary risk; (4) reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation; and (5) reviewing director compensation and benefits. This CRC also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The CRC held 3 meetings and 2 work sessions in 2011. The CRC’s report is on page 19.

Compensation and Retirement Committee Interlocks and Insider Participation. None of the members of the CRC are or were formerly officers or employees of the Corporation or any of its subsidiaries. Finally, none of the executive officers served on any compensation committee or any board of directors of another company, of which any of the Corporation’s Board members was also an executive officer.

Governance and Nominating Committee. The members of the Governance and Nominating Committee are Directors Stafford, II, who chairs the Committee, Kantor, and Stafford. The Committee’s responsibilities include the selection of director nominees for Board service and the development and review of governance guidelines. The Committee also: (1) oversees the annual self-evaluations of the Board, as well as director performance and Board dynamics; (2) makes recommendations to the Board concerning the structure and membership of the Board committees; and (3) reviews, approves and ratifies transactions with related persons required to be disclosed under SEC rules. This Committee held 3 meetings in 2011.

The Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Governance and Nominating Committee, c/o Robert L. Buzzo, Vice President and Secretary of First Community Bancshares, Inc., P. O. Box 989, Bluefield, Virginia 24605-0989. The Corporation believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. The Corporation strives to have a Board representing diverse experience with respect to policy making decisions in business, government, education and technology, and in areas that are relevant to the Corporation’s overall business activities.

The Committee also considers candidates recommended by current directors, company officers, employees and others. The Committee evaluates all nominees for directors in the same manner and typically bases its initial review on any written materials submitted with respect to the candidate.

Meetings of Non-management Directors. The non-management directors met without any management directors or employees present 2 times last year. Director Stafford, II served as chair of these meetings.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and explanation of the material information relevant to understanding the objectives, policies and philosophy underlying the Corporation’s compensation programs for executives and of the general design philosophy of the Corporation’s compensation policies and practices for employees included in any incentive compensation program. To assist you in understanding certain disclosures that the Corporation is required to provide in this section, which is referred to as the “CD&A,” the Corporation provides information relating to executive and director compensation in a series of tables and accompanying narrative. At the 2011 Annual Meeting of Stockholders, the stockholders approved the compensation of the Corporation’s named executives for fiscal year 2010, which the CRC considered in its decisions to continue the objectives, policies and philosophy underlying the Corporation’s compensation programs for executives.

2011 Compensation of Executive Officers

It is in the Corporation’s best interests to maintain consistency in its compensation philosophy and implementation, but it also believes discretion should be used in times of prosperity as well as times when either the Corporation or the overall economy, or both, are performing below expectations. With this in mind, the Corporation believes it is appropriate for some components of compensation to remain level or decline during periods of economic downturn.

The CRC and management evaluated and established 2011 executive compensation in the context of the Corporation’s 2010 performance and the current economy coupled with a universal awareness of the current focus placed on executive compensation. While the Corporation believes that the compensation of its executive officers has consistently been balanced and fair, it felt the need to take a conservative approach to setting compensation for in 2011. Consequently, Mr. Mendez proposed, and the CRC agreed, that the named executive officers would receive neither salary adjustments nor bonuses for 2011. In addition, no long-term incentive awards were granted to any of the named executives, and other than to Mr. Brown, no such awards have been made to any of the other named executives since 2003.

Consistent with past practice, going forward the Corporation will continue to use discretion coupled with a goals-driven formula to compensate executives. The Corporation will not adopt incentives that promote risky behavior for near-term rewards. Although the Corporation made no incentive awards in 2011, ordinarily, it attempts to use the equity portion of its compensation program to reward behavior that produces steady, long-term performance. The Corporation believes executive compensation should reflect, and be driven by, the Corporation’s long- term operating performance and relative stock value compared with similarly situated publicly traded, regional financial services companies.

Considerations Used to Determine CEO Compensation for 2011

At the beginning of each year, Mr. Mendez develops objectives necessary for the Corporation to be successful. Mr. Mendez presents these objectives to the CRC for its consideration in determining how Mr. Mendez’ performance will be evaluated. These objectives are determined in most part from the Corporation’s annual financial and budget planning sessions, during which the Corporation’s growth opportunities are analyzed and goals and objectives are established for the upcoming year. These goals and objectives include both objective financial metrics and qualitative strategic and operational considerations that are evaluated subjectively, without any formal weighting assigned. The CRC and Mr. Mendez use this process to focus on factors they believe create long-term stockholder value. The CRC discusses with Mr. Mendez its considerations regarding Mr. Mendez’ own compensation. During this process, Mr. Mendez solicits input from the Director of Human Resources. Mr. Mendez does not participate in the final determination of his own compensation.

In determining Mr. Mendez’ compensation for 2011, the CRC considered the Corporation’s performance and also considered Mr. Mendez’ individual performance in 2010.

During 2010, Mr. Mendez achieved his principal financial goals, including successful performance against the 2010 operating budget and the continued enhancement of the Corporation’s primary capital ratios. For the year, the Corporation exceeded its budgeted earnings target. Revenue gains along with strong expense control led to favorable budget performance for the year and a substantial turnaround from the preceding year’s results and the recession induced drop in operating performance during the 2 preceding years. These results, along with balance sheet management and other capital strategies, yielded strong and improving leverage and capital ratios, which led the Corporation well beyond capital minimums dictated by regulatory authorities, and placed the Corporation within the top tier among its peers and the industry in terms of capital strength.

In 2010, the Corporation also realized earnings and operating benefits drawn from the Corporation’s last banking acquisition in mid-year 2009. Mr. Mendez also assisted in the identification of further acquisition targets in execution of the Corporation’s strategic plan for growth. Mr. Mendez also led renewal of the Corporation’s strategic plan, which was updated in the first quarter of 2010 and oversaw the execution of key strategies under that plan.

One of the most important objectives for Mr. Mendez and the Corporation was the maintenance of asset quality measures in the top quartile among the industry. This objective was achieved in 2010 as the Corporation managed through a difficult credit and real estate environment and a painfully slow upturn in the regional and national economies. Asset quality measures for the Corporation were maintained at satisfactory levels throughout the year and continued to compare quite well with broader industry metrics for non-performing assets, delinquencies and net charge-offs.

Mr. Mendez continues to be charged with the search for suitable candidates for banking mergers and acquisitions within the Corporation’s footprint; to lead the Corporation’s strategic planning process; and to retain and motivate the Corporation’s management team. Throughout 2010, and as noted above, the Corporation’s focus was also directed at capital retention and development, as well as continued improvement of the Corporation’s risk profile and loss mitigation. These goals were all satisfactorily met during 2010.

Mr. Mendez has been the Corporation’s CEO since 2000 and has been employed by the Corporation since 1985. He also serves on the Corporation’s Board of Directors. Under his leadership, the Corporation has transformed itself from a community bank into a regional financial services company. The Corporation’s income has been diversified through its acquisition of and continued additions to its insurance agency, Greenpoint Insurance Group, Inc. In 2011, the Corporation was able to return $7.155 million to common stockholders through dividends. As an indication of his alignment with stockholders, Mr. Mendez is the direct and indirect owner of 27,639 shares of the Corporation’s Common Stock.

Determining Compensation for the Corporation’s Other Named Executives in 2011

The CRC works in conjunction with Mr. Mendez to establish the base and incentive compensation of other named executives. Its goal is to achieve a balance of incentives that retain a qualified group of senior managers and ensure that the Corporation remains competitive over the long-term.

Each of the other named executives is a leader of an individual business or function of the Corporation. As part of the executive management team, they report directly to Mr. Mendez, who develops the objectives that each individual is expected to achieve, and against which their performance is assessed. Similar to Mr. Mendez, these objectives are reviewed with the CRC and are derived largely from the Corporation’s financial, budget and strategic planning processes.

Like Mr. Mendez, the other named executives have objectives that include both quantitative financial measurements and qualitative strategic and operational considerations affecting the Corporation and the businesses or functions that the named executives lead. Mr. Mendez assesses each named executive’s individual performance against the objectives, the Corporation’s overall performance and the performance of the executive’s business or function. Mr. Mendez then makes a compensation recommendation to the CRC for each named executive. The named executives do not play a role in the determination of their compensation except for their discussion with Mr. Mendez regarding their individual performance against predetermined objectives.

David D. Brown. Mr. Brown has served as CFO since 2006. Since he joined the Corporation in 2005, he has assumed increased responsibilities within the accounting and finance function. As the leader of the Corporation’s finance function, Mr. Brown’s financial objectives in 2010 focused on the overall performance of the Corporation similar to Mr. Mendez’. Mr. Brown’s strategic and operational goals included providing operational support to achieve financial goals and strengthen the finance function, while maintaining a strong controllership function and improving regulatory relationships. Mr. Brown also continued to search for suitable candidates for banking mergers and acquisitions within the Corporation’s footprint, including FDIC-assisted transactions.

Robert L. Buzzo. Mr. Buzzo has been President of First Community Bank and a member of the Corporation’s executive team since 2000 and has held other leadership positions since 1973. In 2010, Mr. Buzzo was primarily responsible for First Community Bank’s largest banking region, overseeing the achievement of certain loan and core deposit growth objectives. Under Mr. Buzzo’s leadership, the divisions comprising the Southern Region were among the top performing areas, achieving growth and profitability results at or near target levels.

In addition, Mr. Buzzo continued his supervision of the insurance and wealth management divisions of the Corporation. Both divisions fell short of their revenue goals due primarily to the continued weak economic conditions.

E. Stephen Lilly. Mr. Lilly has served as Chief Operating Officer since 2000 and has been employed by the Corporation since 1997. His direct reports include the Director of Information Technology, the Vice President of Project Management, Vice President of Network Administration, Vice President of Operations, and the Vice President of Branch Administration. In 2010, Mr. Lilly designed and implemented the Corporation’s strategic plan for commercial services and implemented an enhanced management information reporting system as well as online teller. Mr. Lilly also successfully renegotiated major operating and technology contracts for the Corporation, reorganized the Corporation’s retail credit and loan operations departments as well as the secondary market lending division, and commenced the Corporation’s core system evaluation. In addition to the preceding performance measures, Mr. Lilly continued oversight of the technology, information security and facilities departments.

Robert L. Schumacher. Mr. Schumacher has served as General Counsel since 2005, Secretary of First Community Bank since 2001, and has been employed by the Corporation since 1983. He is responsible for managing the legal affairs of the Corporation and all subsidiaries. His direct reports include the Director of Human Resources, the Director of Enterprise Risk Management, and the Legal Department.

Mr. Schumacher’s strategic and operational goals in 2010 included the design and implementation of the Corporation’s incentive program; researching and analyzing cost savings and strategic advantages of the Corporation’s wholly-owned subsidiary bank’s conversion from national association to state charter; development and implementation of a comprehensive risk management program; managing and successfully resolving the Corporation’s pending litigation; and assistance in the successful merger and acquisition of suitable candidates located within the Corporation’s footprint. Mr. Schumacher accomplished most of his goals for 2010.

The Corporation’s Compensation Philosophy

The goal of the Corporation’s executive compensation program is to retain and reward officers who create long-term value for stockholders. This overriding objective affects all elements of the compensation program. The Corporation’s compensation program rewards continued financial and operating performance coupled with strong leadership. The intent is to align the executives’ long-term interests with those of stockholders and to motivate the executive team to continue with the Corporation for long productive careers.

Considerations Used to Determine Compensation Program

Below is a summary of important considerations by the CRC affecting compensation for the named executives. For 2011, the CRC performed its evaluation of compensation in light of the Corporation’s performance, the current economic situation, and the prevailing public sentiments and concern regarding executive compensation.

Emphasis on Reliable and Relative Performance. The Corporation’s compensation program provides pay opportunities for those executives demonstrating superior performance for sustained periods of time. Each of the named executives has served the Corporation for many years and each has held diverse positions with growing levels of responsibility. Relative compensation reflects previous contributions and anticipated future contributions to the Corporation’s long-term success. In evaluating sustained performance, the Corporation also gives weight to the relative performance of each executive in his or her particular industry segment or function.

Emphasizing consistent, long-term performance impacts annual discretionary cash bonus and any equity incentive compensation. After assessing each named executive’s past performance, and expected future contribution, as well as the performance of the business or function the executive leads, the CRC uses its judgment in determining the amount of bonus or equity award, if any. The Corporation considers the current year as well as past and expected performance in compensation decisions. This long-term view has the effect of moderating compensation levels and annual adjustments and awards.

Importance of Corporation Results. The CRC places substantial weight on the named executive’s contribution to the Corporation’s overall financial success, as opposed to limiting its focus strictly to an individual business or function. The CRC is of the opinion that the named executives share the responsibility of supporting the Corporation’s overriding goals and objectives as part of the management team.

Judgment versus Formula Driven. The CRC does not use formulas in determining the level or mix of compensation. It evaluates a wide range of quantitative and qualitative factors, which include consistency in reaching financial and growth targets, the ability to perform in both good and challenging economic times, a history of integrity, evidence that the executive uses good judgment and his or her ability to lead and create future value for the Corporation.

Risk Considerations in the Compensation Program. The CRC views the Corporation’s compensation program with a long-term focus. The greatest amount of compensation can be achieved over long periods of time through sustained excellent performance. Larger amounts of compensation are typically deferred or can only be realized upon retirement. The Corporation believes this will provide a strong incentive to manage the Corporation for the long-term with a clear message to avoid excessive risk in the near term. The CRC establishes goals and objectives with a mix of quantitative and qualitative performance elements in order to avoid excessive weight on one performance measure. The CRC also attempts to balance the various elements of compensation among base salary (current cash payments), deferred cash payments and equity awards. The CRC maintains full discretion to adjust compensation based upon improved performance and adherence to the Corporation’s values.

The CRC reviews the incentive compensation arrangements of the Corporation’s named executives with the Corporation’s senior risk officer to ensure that their incentive compensation arrangements do not encourage them to take unnecessary and excessive risks that threaten the value of the Corporation. The CRC also reviews the compensation arrangements of the Corporation’s other top executives. The CRC concluded that the Corporation’s compensation policies and practices do not encourage excessive or inappropriate risk taking and instead encourage behaviors that support sustainable long-term value creation. In reaching this conclusion, the CRC considered the various metrics and elements of the compensation program. For instance, the CRC does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long-term company value. Rather, the Corporation’s annual incentive compensation is based on balanced performance metrics that promote a disciplined progress focused on longer-term goals.

Future Compensation Opportunity. The CRC intends to continue to provide a mix of different compensation elements. It considers current compensation versus long-term compensation and cash versus equity elements. It views cash payments as reflective of current or recent performance and stock payments as a means to encourage long-term behavior and retain executives. The CRC believes that each named executive should have a portion of his or her compensation at risk based on how well the Corporation operates and how well its stock performs in the long run.

In 2011, the CRC continued its intensive review of the relationship between risk management and incentive compensation to ensure that incentive compensation does not encourage unnecessary or excessive risks. The CRC also reviews the relationship between risk management policies and practices, overall corporate strategy and executive compensation.

Use of Compensation Consultants. Because of the enhanced level of regulation and scrutiny on executive compensation, the CRC sought input from Mathews, Young—Management Consulting (“Mathews Young”) regarding the 2011 incentive compensation plan for employees of the Corporation. Mathews Young was the independent consultant of the CRC. The Corporation did not retain a separate compensation consultant. In regard to benchmark data, the CRC considers executive compensation at other similarly sized and situated financial service companies as only 1 of numerous factors in setting pay. The CRC does not target a specific percentile within this group of perceived peers and uses the comparative data only as a reference tool after determining the types and amounts of compensation based upon its own evaluation.

Employment Agreements. The named executives have employment agreements, which include change of control protection for the executives and non-compete and non-solicitation requirements for the protection of the Corporation. The employment agreements with Messrs. Mendez, Buzzo, and Lilly were amended and restated as of December 16, 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “IRS Code”), and initial employment agreements were entered into with Messrs. Schumacher and Brown. The Corporation describes all of these agreements in more detail below.

The amended and restated employment agreement with Mr. Mendez had an initial term of 3 years and provides that beginning on the commencement of the employment period under the agreement and on each succeeding January 1st the term of the agreement would automatically be extended an additional 3 years, unless the Corporation or Mr. Mendez gives notice that the employment term will not thereafter be extended.

Mr. Mendez’ annual base salary was $392,902 for 2011. The Corporation may terminate Mr. Mendez’ employment at any time for “Cause” (as defined in his employment agreement) without further obligation owed to Mr. Mendez. If the Corporation terminates Mr. Mendez’ employment for any reason other than for “Cause” or if he terminates his employment for “Good Reason” (as defined in his employment agreement), the Corporation will generally be obligated to provide compensation and benefits specified in the agreement for the balance of the term of the agreement but not less than 30 months following the date of termination. Upon the termination of his employment, Mr. Mendez will be subject to non-competition and non-solicitation restrictions.

If Mr. Mendez dies while employed by the Corporation, the Corporation will pay his estate through the end of the month in which his death occurs. If Mr. Mendez’ employment is terminated as a result of permanent disability as determined pursuant to the agreement, then the Corporation has the right to terminate his employment before the end of the applicable term.

In the event there is a change of control of the Corporation and Mr. Mendez’ employment is terminated by the Corporation or he chooses to terminate his employment within 2 years after such change of control, the Corporation will pay Mr. Mendez severance pay in the form of a lump sum payment of 2.99 times his base salary in effect on the date of termination.

On December 16, 2010, the Board of Directors, in concert with the CRC, amended the agreement with Mr. Mendez to waive the agreement’s provision for standard cost of living increases.

The December 16, 2008 employment agreements with Messrs. Buzzo and Lilly supersede and replace the employment agreements for Messrs. Buzzo and Lilly entered into in 2002. Each agreement has an initial term of 3 years, and, similar to Mr. Mendez’ agreement, each is renewed for an additional 3 year term each January 1st unless the Corporation or the individual executive gives notice that the employment term will not be extended.

In the event there is a change of control of the Corporation and Messrs. Buzzo’s or Lilly’s employment is terminated by the Corporation or either chooses to terminate his employment within 2 years of such change of control, the Corporation will pay that executive severance pay in the form of a lump sum payment of 2.99 times his base salary then in effect on the date of termination.

The Corporation entered into initial employment agreements with Messrs. Schumacher and Brown as of December 16, 2008. These agreements contain substantially similar terms and are modeled after Mr. Mendez’ agreement. Mr. Schumacher’s agreement has an initial term of 3 years and is renewed for an additional 3 year term each January 1st unless he or the Corporation gives notice that the employment term will not be extended. The agreement for Mr. Brown has an initial term of 2 years, and is renewed for an additional 2 year term each January 1st unless the Corporation or Mr. Brown gives notice that the employment term will not be extended. Mr. Schumacher’s agreement provides for a lump sum payment of 2.99 times base salary, and Mr. Brown’s agreement provides for a lump sum payment of 2 times base salary, in the event of a change of control coupled with terminated employment either without “Cause” by the Corporation or by the executives for “Good Reason” (as defined in their respective agreements).

Compensation Elements Used to Achieve Corporation’s Goals

The Corporation uses the compensation elements discussed below as the means to reward, retain and align executives’ interests with the long-term interests of the Corporation and stockholders.

Base Salary and Bonus. The amount of base salary for each named executive depends upon the scope of the executive’s duties, his or her individual performance and length of service, and his or her leadership ability. Current salary impacts decisions regarding salary adjustments relevant to peers (within and outside the Corporation). Base salaries are reviewed annually. For each named executive, the CRC may award discretionary cash bonuses during the first quarter of each year based upon the previous year’s performance as evaluated by the CRC and the CEO (except the CEO does not participate in his or her own bonus determination).

Stock Options and Restricted Stock Awards. The Corporation’s equity incentive program is designed to recognize responsibility, reward excellent performance, retain named executives, and align their interests with those of stockholders. The CRC has used stock options and stock awards sparingly and determined that no such awards were merited in 2011 due to the inability of the Corporation to attain its performance goals and objectives in an admittedly difficult economic cycle.

Prior to 2011, non-statutory stock options totaling 332,750 were awarded under the 1999 Stock Option Plan (“1999 Plan”) in 5 installments, each vesting over a 7 year period. All stock options granted pursuant to the 1999 Plan were fully vested as of the end of 2009. Vested stock options granted pursuant to the 1999 Plan are exercisable up to a period of 5 years after the date of the grantee’s retirement, provided retirement occurs at or after age 62, disability, or death. If employment is terminated other than by retirement at or after age 62, disability, or death, vested options must be exercised within 90 days after the effective date of termination. An option not exercised within such period will be deemed cancelled. As of the date of the mailing of this proxy statement, all vested but unexercised options under the 1999 Plan are “out of the money” and have no intrinsic value to the named executives.

The 2004 Omnibus Stock Option Plan (“2004 Plan”) was adopted by the Board of Directors in January 2004 and approved by the stockholders at the 2004 Annual Meeting. Two hundred thousand shares of Common Stock were reserved for future issuance pursuant to the 2004 Plan. Grants of incentive stock options and non-qualified stock options under the 2004 Plan generally become vested so that 25% of the award vests as of the date of the grant and 25% vests on each 1 year anniversary thereafter, so that 100% of such awards is vested as of the third anniversary of the date of grant. No grants were awarded in 2011 to any named executive; however, Mr. Brown has been granted options and/or restricted stock awards under the 2004 Plan. Mr. Brown has previously been the recipient of awards under the 2004 Plan totaling 1,500 shares of stock and a total of 11,000 options. Options are subject to forfeiture if the executive terminates employment prior to a vesting date. Unexercised vested options are also subject to forfeiture if not exercised within 90 days of early retirement or termination of employment. As of the date of the mailing of this proxy statement, all vested but unexercised option grants under the 2004 Plan are “out of the money” and have no intrinsic value.

All stock options under both the 1999 and 2004 Plans have exercise prices not less than fair market value of the Common Stock on the date of each grant. Stock options under the 1999 Plan vest ratably over 7 years, while stock options and restricted stock awards under the 2004 Plan vest ratably over 3 to 4 years as recommended by the Board of Directors. The 1999 and 2004 Plans prohibit discounted stock options, reloading of stock options, and stock option repricing. The Corporation does not provide loans to the named executives for purposes of exercising options. The average number of options granted over the past 3 years as a percentage of basic shares outstanding was less than 1%. Historically, the named executives have not been subject to stock ownership guidelines.

The 2003 acquisition of The CommonWealth Bank (“CommonWealth”) added additional stock options for 120,155 shares of Common Stock (124,380 shares adjusted by the merger conversion factor of .9015 and the 10% stock dividend in 2003) (“CommonWealth Plan”). These options included awards to employees and directors and were issued by CommonWealth in 12 grants beginning in 1994 and ending in 2002 with adjusted exercise prices ranging from $4.75 to $17.40. The 2009 acquisition of TriStone Community Bank added additional stock options for 148,764 shares of Common Stock (“TriStone Plan”). These options included awards to employees and directors and were issued by TriStone Community Bank. Options from these 2 acquired plans are fully vested and are exercisable for up to 10 years following the grant date. At December 31, 2011, no option shares were outstanding and exercisable under the former CommonWealth Plan and 137,874 option shares were outstanding and exercisable under the former TriStone Plan.

On February 28, 2012, the Board of Directors approved the First Community Bancshares, Inc. 2012 Omnibus Equity Compensation Plan (the “2012 Plan”), subject to stockholder approval. The terms and conditions of the 2012 Plan are discussed in great detail below in Proposal 3, and the 2012 Plan itself is provided as Appendix B to this proxy statement. It is the intent of the Board of Directors to replace all prior equity plans with a single plan approved by the stockholders that conforms to all current best governance practices.

Deferred Compensation. The Corporation offers a qualified defined contribution plan known as the KSOP to most of its employees. However, the named executives are unable to fully participate in the KSOP due to certain restrictions on their deferrals based upon annual testing limits imposed by the IRS Code. The Corporation provides a non-qualified deferred compensation plan discussed in more detail elsewhere in this proxy statement and referred to as the WRAP plan as a mechanism to allow highly compensated participants to defer a portion of their compensation that cannot otherwise be deferred under the Corporation’s qualified plan. The WRAP plan is intended to promote retention by providing a long-term savings vehicle on a tax efficient basis.

Pension Plans. The Corporation provides a defined retirement benefit to the named executives and others pursuant to separate agreements, each of which is known as a supplemental executive retention plan (“SERP”). The SERP is unfunded and designed to provide a benefit to be paid at age 62, normal retirement age in the SERP. The benefit is targeted at 35% of final compensation projected at an assumed 3% salary progression rate, and subject to an annual benefit limit of $80,000. On December 16, 2010, the Board of Directors, in concert with the CRC, amended the SERP with respect to Mr. Mendez to remove the annual maximum benefit, with said amendment effective January 1, 2011. Vesting is on a graded schedule as follows: 25% vesting after 5 years of service; 50% vesting after 10 years of service; 75% vesting after 15 years of service; plus an additional 5% vesting for each year of service beyond 15 years, with full vesting after 20 years of service or reaching age 62, whichever occurs first.

In connection with the SERP, the Corporation entered into life insurance endorsement method split dollar agreements with Messrs. Mendez, Buzzo, Lilly, and Schumacher. Under these agreements, the Corporation shares 80% of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the executives under life insurance contracts. The Corporation, as owner of the policies, retains a 20% interest in life proceeds after reimbursement to the Corporation of retirement benefits paid and a 100% interest in the cash surrender value of the policies.

CRC Report

The CRC has reviewed the CD&A and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in the Corporation’s Annual Report on Form 10-K for 2011 and the Corporation’s 2012 proxy statement. This report is provided by the following independent directors, who comprise the CRC:

William P. Stafford, II (Chairman)

Richard S. Johnson

William P. Stafford

2011 Summary Compensation Table

Name of Individual / Capacities Served	Year	Salary	Bonus	Aggregate Date Fair Value of Stock Awards and Option Awards Granted	Stock Awards (1)	Option Awards (1)	Non- Equity Incentive Plan Compen- sation (4)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings (3)	All Other Compen- sation (2)	Total
John M. Mendez	2011	$392,902	$—	$—	$—	$—	N/A	$152,509	$58,790	$604,201
President & Chief	2010	392,902	—	—	—	—	N/A	37,200	57,985	488,087
Executive Officer	2009	392,902	—	—	—	—	N/A	152,922	49,552	595,376

David D. Brown	2011	160,000	—	—	—	—	N/A	5,356	19,023	184,379
Chief Financial Officer	2010	160,000	—	—	—	—	N/A	5,219	18,352	183,571
	2009	145,000	—	—	—	—	N/A	5,388	20,184	170,572

Robert L. Buzzo	2011	225,800	—	—	—	—	N/A	84,234	41,855	351,889
Vice President and	2010	225,800	—	—	—	—	N/A	57,363	44,622	327,785
Secretary	2009	217,800	—	—	—	—	N/A	45,112	44,564	307,476

E. Stephen Lilly	2011	247,000	—	—	—	—	N/A	33,974	37,720	318,694
Chief Operating Officer	2010	247,000	—	—	—	—	N/A	24,897	37,041	308,938
	2009	235,000	—	—	—	—	N/A	22,696	44,955	302,651

Robert L. Schumacher	2011	180,000	—	—	—	—	N/A	72,691	34,089	286,780
General Counsel	2010	180,000	—	—	—	—	N/A	50,514	36,298	266,812
	2009	172,000	—	—	—	—	N/A	57,907	36,494	266,401

(1)	Reflects grant date fair value of current vesting of awards. In reference to Option Awards, please refer to Note 11 to the Consolidated Financial Statement in the Annual Report for the year ended December 31, 2011 for a discussion of the assumptions underlying the option award valuations.

(2)	These items are detailed in the following table entitled, “All Other Compensation.”
(3)	The amounts reported represent the difference between the present value of accrued benefits of the named executive’s SERP at the end of 2011 and 2010.
(4)	The Company currently has no non-equity incentive compensation plan.

2011 All Other Compensation

The Corporation provides the named executives with additional benefits as shown in the “All Other Compensation” column of the 2011 “Summary Compensation Table” shown above, that it believes are reasonable, competitive and in line with the Corporation’s overall executive program. The Corporation provides additional detail of those benefits in the table below.

Name of Individual	Year	Total Retirement Plan Matching Contribution	Total KSOP Contribution	Split Dollar Life Insurance (1)	Executive Life Insurance (2)	Perquisites (3)	Total
John M. Mendez	2011	$32,163	$—	$860	$13,198	$12,569	$58,790
	2010	30,335	—	3,497	12,086	12,067	57,985
	2009	21,970	—	3,097	11,905	12,580	49,552

David D. Brown	2011	7,983	—	—	871	10,169	19,023
	2010	7,744	—	—	941	9,667	18,352
	2009	8,924	—	—	1,080	10,180	20,184

Robert L. Buzzo	2011	18,525	—	977	9,784	12,569	41,855
	2010	18,841	—	4,686	9,028	12,067	44,622
	2009	19,480	—	4,339	8,345	12,400	44,564

E. Stephen Lilly	2011	19,707	—	375	5,069	12,569	37,720
	2010	19,027	—	1,287	4,660	12,067	37,041
	2009	26,621	—	1,160	4,594	12,580	44,955

Robert L. Schumacher	2011	14,762	—	835	7,123	11,369	34,089
	2010	14,937	—	3,910	6,584	10,867	36,298
	2009	15,756	—	3,645	6,073	11,020	36,494

(1)	Imputed income on Corporation funded premiums or split dollar plan.
(2)	Corporation funded premium on executive life program.
(3)	Perquisites consist of country club dues and/or automobile allowance in each instance.

2011 Other Benefits

The Corporation provides other perquisites and personal benefits that the Corporation and the CRC believe are reasonable and consistent with its overall compensation program to better enable the Corporation to attract and retain superior employees for key positions. The CRC periodically reviews the levels of perquisites and other personal benefits provided to the named executives. Perquisites include the following:

Use of Aircraft. The Corporation’s banking subsidiary holds a fractional interest in a private aircraft through its ownership interest of 20% in a LLC. The aircraft is used by the Corporation for travel throughout the subsidiary bank’s operating network, which spans 4 states, by the named executives, members of the Board and other employees. The Corporation has determined that the aircraft is an efficient use of both capital and personnel time and significantly enhances productivity of key personnel. Personal use of the aircraft is prohibited.

Corporate Automobiles/Allowance. Messrs. Mendez, Buzzo, and Lilly were each provided an annual automobile allowance of $8,400; Mr. Schumacher was provided $7,200; and Mr. Brown was provided $6,000 as an auto allowance. Automobile allowances provide a cost effective means of compensation for business travel and shift the burden of maintenance costs to the executive. Taxable auto allowances also avoid time and cost associated with documentation of business and personal use of corporate vehicles.

Country Club Dues. The Corporation advanced country club dues on behalf of Messrs. Mendez, Buzzo, Lilly, Schumacher and Brown in the amount of $4,169 as an added perquisite commensurate with job performance, level of responsibility and as a means to provide the named executives comparable benefits to those available at other similarly located and like-sized companies. The Corporation considers the payment of country club dues to be an appropriate part of the overall compensation packages in order to provide an appropriate setting for the named executives to conduct business on behalf of the Corporation, to socialize with other business and community leaders and to entertain the Corporation’s business customers and prospects. All costs associated with personal use of a country club by the named executive or family members are borne by the individual named executive and not the Corporation.

2011 Grants of Plan-Based Awards

The table below provides the following information about equity awards granted (if any) to the named executives in 2011: (1) the grant date; (2) estimated future payouts under equity incentive plan awards; (3) the number of shares underlying all other stock awards; (4) all other awards; (5) the exercise price of the stock option awards, which reflects the closing price of the Corporation’s stock on the date of the grant; and (6) the grant date fair value of each equity award computed under FASB ASC Topic 718 (formerly SFAS 123R).

Name of Executive	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	All Other Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Full Grant Date Fair Value
John M. Mendez	N/A	$—	$—	$—	N/A	$—
David D. Brown	N/A	—	—	—	N/A	—
Robert L. Buzzo	N/A	—	—	—	N/A	—
E. Stephen Lilly	N/A	—	—	—	N/A	—
Robert L. Schumacher	N/A	—	—	—	N/A	—

2011 Outstanding Equity Awards at Fiscal Year-End

The following table includes information on the current holdings of stock option and stock awards by the named executives as of December 31, 2011. This table includes unexercised and unvested option awards, and vesting conditions that were not satisfied as of December 31, 2011. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is shown following this table, based on the grant date.

	Option Awards					Stock Awards
								Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable
John M. Mendez	12,092	—	—	$19.80	2/3/2022	—	$—	—	$—
	2,015	—		13.94	2/3/2022
	14,108	—		24.65	2/3/2022
	14,108	—		29.15	2/3/2022

David D. Brown	10,000	—	—	35.00	10/24/2016	—	—	—	—

Robert L. Buzzo	7,566	—	—	19.80	3/30/2017	—	—	—	—
	7,566	—		16.00	3/30/2017
	5,404	—		13.94	3/30/2017
	7,566	—		24.65	3/30/2017
	7,565	—		29.15	3/30/2017

E. Stephen Lilly	7,551	—	—	19.80	6/26/2025	—	—	—	—
	2,156	—		13.94	6/26/2025
	7,550	—		24.65	6/26/2025
	7,550	—		29.15	6/26/2025

Robert L. Schumacher	1,323	—	—	13.94	3/24/2018	—	—	—	—
	3,970	—		24.65	3/24/2018
	9,266	—		29.15	3/24/2018

2011 Option Exercises and Stock Vested

The following table provides information for the named executives on: (1) stock option awards exercised during 2011, including the number of shares acquired upon exercise and the value realized at such time; and (2) the number of shares acquired upon the vesting of stock awards and the value realized at such time, before the payment of any applicable withholding tax and brokerage commissions.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise	Value Realized	Shares Acquired on Vesting	Value Realized
John M. Mendez	—	$—	—	$—
David D. Brown	—	—	—	—
Robert L. Buzzo	—	—	—	—
E. Stephen Lilly	—	—	—	—
Robert L. Schumacher	—	—	—	—

2011 Pension Benefits

The table below sets forth the details on pension benefits for the named executives under the following plan:

The Corporation’s Executive SERP. The Corporation’s SERP is unfunded and not qualified for tax purposes. Refer to page 18 of this proxy statement for a more detailed discussion of the SERP and to Footnote 10 to the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2011 for discussion of the methodologies and assumptions underlying the projected SERP benefits.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
John M. Mendez	SERP	27	$749,454	$—
David D. Brown	SERP	7	26,266	—
Robert L. Buzzo	SERP	39	723,926	—
E. Stephen Lilly	SERP	14	220,982	—
Robert L. Schumacher	SERP	28	582,841	—

2011 Non-Qualified Deferred Compensation

Deferral of Salary. Any employee otherwise ineligible to fully participate in the KSOP and who meets the IRS Code definition of being “highly compensated,” including the named executives, have historically been eligible to elect to defer up to 75% of their compensation to the Corporation’s WRAP plan. Deferrals to this plan are invested as directed by each participant and are matched at the discretion of the Board of Directors in conjunction with and subject to limits established each year by the Board of Directors for elective deferrals to the KSOP. The Board of Directors authorized a match of 100% of up to 8% of participant salary for 2011 when deferred under the KSOP. The table below provides detail regarding non-qualified deferred compensation of the named executives, which for 2011 included only the deferral of a portion of salaries to the WRAP plan. Balances previously deferred by the named executives to a second non-qualified plan, known as the “Deferred Compensation Plan,” which the Corporation amended and terminated on December 22, 2010, with said termination effective December 31, 2010, have been combined with the WRAP deferrals and reported in a single table below:

Name	Executive Contributions in Last Fiscal Year (1)	Corporation Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
John M. Mendez	$10,047	$16,900	$1,256	$—	$244,768
David D. Brown	—	—	—	—	—
Robert L. Buzzo	6,104	4,099	(1,772)	—	137,304
E. Stephen Lilly	—	4,443	(10,736)	—	94,330
Robert L. Schumacher	36,413	3,266	10,282	—	174,434

(1)	The amounts reported under “Executive Contributions” are included in each named executive’s amount under the “Salary” column in the “Summary Compensation Table.” The amounts reported under “Company Contributions” are included in each named executive’s amount under the “All Other Compensation” column in the “Summary Compensation Table.” The Corporation contributions reflected in the above table are reflective of amounts deferred by the executives in the prior plan year, but matched by the Corporation in the subsequent year. The Corporation does not match executive contributions to the deferred compensation plan.
(2)	The amounts reported under “Aggregate Earnings” are not included in each named executive’s amount under the “Salary” column in the “Summary Compensation Table.”

Potential Payments Upon Termination

The information below describes the compensation that would become payable under existing plans and agreements based on the named executive’s actual termination of employment coupled with the assumption that the named executive’s employment had terminated on December 31, 2011, given the named executive’s compensation, years of service and a presumed age of 62.

These benefits are in addition to benefits generally available to other non-executive officers, who are salaried employees, such as distributions under the KSOP and disability insurance benefits. The Corporation has estimated the amounts of compensation payable to each named executive under a variety of termination circumstances, including: early retirement, involuntary termination not for “Cause,” termination for “Cause,” termination following a change of control and in the event of the death of the named executive.

Since a variety of factors might affect the nature and amount of any benefits payable upon the events discussed below, actual amounts may vary from what the Corporation has projected.

Regardless of the manner in which a named executive’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	option or stock award grants made pursuant to the 1999 Plan or 2004 Plan that vest through the most recently completed fiscal year;

•	amounts contributed under the KSOP and the Corporation’s non-qualified deferred compensation plans;

•	amounts accrued and vested through the Corporation’s SERP payable as benefits for the life of the named executive beginning at age 62; and

•	cash surrender value of life insurance payable.

In the event of an involuntary termination without “Cause,” he would receive severance payments outlined in the respective employment agreement.

Payments Made Upon Retirement

In the event of the retirement of a named executive, in addition to the items identified above:

•	for options granted under the 1999 Plan, he or she will retain vested options for up to 5 years after normal retirement at age 62 and 90 days after early retirement; and

•	for options granted under the 2004 Plan, he or she will retain vested options for the remainder of the outstanding 10 year term.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive, in addition to the benefit payments made upon termination or retirement, the named executive or his or her beneficiaries will receive benefits under the Corporation’s disability plan or executive life insurance plan, as appropriate. In addition, if the named executives had died on December 31, 2011, the survivors of Messrs. Mendez, Buzzo, Lilly and Schumacher would have received projected amounts of $826,295, $700,591, $449,224, and $632,433, respectively, from the proceeds of individual split dollar life insurance policies on each of these 4 named executives included in the “2011 All Other Compensation” table on page 20. The estimated amounts payable to the beneficiaries are derived by reflecting a deduction for repayment to the Corporation of the cash surrender value of the split dollar life insurance policies and distribution of 80% of the face value of any remaining insurance proceeds to the respective beneficiaries and 20% to the Corporation.

Payments Made Upon a Change of Control

As previously stated, the Corporation has entered into employment agreements with each of the named executives, which agreements include change of control provisions. Pursuant to these agreements, if an executive’s employment is terminated following a change of control (other than a termination by the Corporation for “Cause”) or if the executive terminates his or her employment in certain circumstances defined in the agreement, in addition to the benefits listed under the heading “Payments Made Upon Termination,” the named executive will receive a severance payment consisting of 2.0 to 2.99 times current salary. The form of the agreements was filed as an Exhibit to the Corporation’s Form 8-K filed on December 16, 2008.

Generally, pursuant to these agreements, a change of control is defined as:

(i)	A change in ownership of the Corporation when 1 person (or a group) acquires stock that, when combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the Corporation.

(ii)	A change in the effective control of the Corporation on the date that, during any 12 month period, either: (1) any person (or group) acquires stock possessing 30% of the voting power of the Corporation; or (2) a majority of the members of the Board of Directors is replaced by persons whose appointment or election is not endorsed by a majority of the incumbent Board.

(iii)	A change in ownership of a substantial portion of the assets of the Corporation when a person (or a group) acquires, during any 12 month period, assets of the Corporation having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the Corporation’s assets.

John M. Mendez	Salary & Benefits	Nonqualified Def Comp (4)	SERP		Executive Life Ins (6)		Total
If early retirement occurred at Dec. 31, 2011	$—	$244,768	$94,134	(1,5)	$36,501		$375,403
If retirement occurred at Dec. 31, 2011	—	244,768	133,215	(2,5)	36,501		414,484
If termination for “Cause” occurred at Dec. 31, 2011	—	244,768	—		36,501		281,269
If termination without “Cause” occurred at Dec. 31, 2011	999,405	244,768	94,134	(1,5)	36,501		1,374,808
If change in control termination occurred at Dec. 31, 2011	1,174,777	244,768	749,454	(4)	36,501		2,205,500
If disability occurred at Dec. 31, 2011	1,007,879	244,768	94,134	(1,5)	36,501		1,383,282
If death occurred at Dec. 31, 2011 (3)	—	244,768	94,134	(1,5)	983,000	(4)	1,321,902

David D. Brown
If early retirement occurred at Dec. 31, 2011	$—	$—	$10,969	(1,5)	$—		$10,969
If retirement occurred at Dec. 31, 2011	—	—	80,000	(2,5)	—		80,000
If termination for “Cause” occurred at Dec. 31, 2011	—	—	—		—		—
If termination without “Cause” occurred at Dec. 31, 2011	250,290	—	10,969	(1,5)	—		261,259
If change in control termination occurred at Dec. 31, 2011	320,000	—	26,266	(4)	—		346,266
If disability occurred at Dec. 31, 2011	3,056,214	—	10,969	(1,5)	—		3,067,183
If death occurred at Dec. 31, 2011 (3)	—	—	10,969	(1,5)	338,000	(4)	348,969

Robert L. Buzzo
If early retirement occurred at Dec. 31, 2011	$—	$137,304	$65,510	(1,5)	$38,634		$241,448
If retirement occurred at Dec. 31, 2011	—	137,304	67,475	(2,5)	38,634		243,413
If termination for “Cause” occurred at Dec. 31, 2011	—	137,304	—		38,634		175,938
If termination without “Cause” occurred at Dec. 31, 2011	581,650	137,304	65,510	(1,5)	38,634		823,098
If change in control termination occurred at Dec. 31, 2011	675,142	137,304	723,926	(4)	38,634		1,575,006
If disability occurred at Dec. 31, 2011	401,948	137,304	65,510	(1,5)	38,634		643,396
If death occurred at Dec. 31, 2011 (3)	—	137,304	65,510	(1,5)	545,000	(4)	747,814

E. Stephen Lilly
If early retirement occurred at Dec. 31, 2011	$—	$94,330	$34,379	(1,5)	$6,720		$135,429
If retirement occurred at Dec. 31, 2011	—	94,330	75,903	(2,5)	6,720		176,953
If termination for “Cause” occurred at Dec. 31, 2011	—	94,330	—		6,720		101,050
If termination without “Cause” occurred at Dec. 31, 2011	634,650	94,330	34,379	(1,5)	6,720		770,079
If change in control termination occurred at Dec. 31, 2011	738,530	94,330	220,982	(4)	6,720		1,060,562
If disability occurred at Dec. 31, 2011	1,354,769	94,330	34,379	(1,5)	6,720		1,490,198
If death occurred at Dec. 31, 2011 (3)	—	94,330	34,379	(1,5)	588,000	(4)	716,709

Robert L. Schumacher
If early retirement occurred at Dec. 31, 2011	$—	$174,434	$56,463	(1,5)	$28,172		$259,069
If retirement occurred at Dec. 31, 2011	—	174,434	62,041	(2,5)	28,172		264,647
If termination for “Cause” occurred at Dec. 31, 2011	—	174,434	—		28,172		202,606
If termination without “Cause” occurred at Dec. 31, 2011	467,150	174,434	56,463	(1,5)	28,172		726,219
If change in control termination occurred at Dec. 31, 2011	538,200	174,434	582,841	(4)	28,172		1,323,647
If disability occurred at Dec. 31, 2011	505,515	174,434	56,463	(1,5)	28,172		764,584
If death occurred at Dec. 31, 2011 (3)	—	174,434	56,463	(1,5)	430,000	(4)	660,897

(1)	Annual payment deferred to age 60.
(2)	Annual payment; presumed to be 62 on D ec. 31, 2011.
(3)	Payment to beneficiary upon death of named executive.
(4)	Presumes lump sum payout.
(5)	Represents an annuity payable over the life of the named executive at a reduced amount beginning at age 60, a larger amount beginning a or for 10 years certain to a named beneficiary in event of death.
(6)	Other than the life insurance proceeds payable upon death, presumed at Dec. 31, 2011, the other amounts listed under “Executive Life Ins” represent Cash Surrender Value.

2011 Non-Management Directors’ Compensation

The compensation and benefit package for non-management directors is intended to fairly compensate directors for work required for the Corporation and to align the directors’ interests with the long-term interests of stockholders. The compensation package for the directors is simple, direct and easy to understand from a stockholder perspective. The table below indicates that non-management directors’ compensation includes the following:

Cash Compensation. During 2011, non-employee members of the Board of Directors received a retainer fee of $700 per month. Audit Committee members received a retainer fee of $1,500 per quarter ($2,000 for Chairman). Members of the Executive Committee also receive a fee of $250 per meeting unless held in conjunction with monthly Board meetings, in which case no additional fee is paid. Members of the Governance and Nominating Committee receive a fee of $200 per meeting. Members of the CRC receive a fee of $250 per meeting unless held in conjunction with monthly Board meetings, in which case no additional fee is paid. Non-management directors are reimbursed for travel or other expenses incurred for attendance at Board and committee meetings. Director Mendez, the Corporation’s CEO, receives no compensation for service on the Board or committees.

Deferral of Cash Compensation. Directors are permitted on an annual basis, prior to the beginning of each calendar year to defer Board and committee fees to a non-qualified deferred compensation plan established solely for that purpose. Each director electing to defer fees is responsible for the investment of such deferrals and the Corporation does not provide either a preferential investment or interest rate for such deferred compensation. Each director, who has deferred any such compensation, has the ability to access such deferred compensation upon retirement from active Board service.

Stock Options. In addition, non-management directors participate in the 2001 Directors’ Stock Option Plan (the “2001 Directors’ Plan”). The 2001 Directors’ Plan was designed to facilitate and encourage investment in the Corporation and for directors to become more closely aligned with the long-term interests of stockholders. Prior to 2011, non-employee directors had each been granted options to purchase a total of 6,050 shares of Common Stock. The exercise price of each option was the market value of a share of Common Stock on the date of grant adjusted for stock dividends. The options were fully vested and had to be exercised within 10 years of grant or 2 years following the director’s retirement, whichever occurred first. These options expired in 2011 with the exception of those granted to Mr. Johnson in 2008.

Effective December 19, 2011, each non-employee director was granted the option to purchase a total of 9,785 shares of Common Stock, with the option price per share being $12.07. The options are fully vested on December 19, 2014, or upon retirement, whichever occurs first.

Directors’ Supplemental Retirement Plan. The Corporation established a directors’ supplemental retirement plan (“Directors’ SERP”) for its non-management directors in 2001. In 2003, as part of its acquisition of CommonWealth, the Corporation assumed responsibility for administration of a similar plan for the benefit of Director Hall and other former directors and officers of CommonWealth. These plans provide for a benefit upon retirement from Board service. On December 16, 2010, the Corporation amended the Directors’ SERP in order to remain in compliance with IRS Code Section 409A and to provide for certain changes in the benefit formula and various other provisions. The Directors’ SERP amendment substitutes a defined benefit in lieu of the previous indexed benefit. The amended Directors’ SERP provides for an annual retirement benefit of 100% of the highest consecutive 3 years’ average compensation. Benefits are payable at normal retirement age of 70 and continue for 10 years. Full vesting is attained upon completion of 15 years of service.

In connection with the Directors’ SERP, the Corporation has also entered into life insurance endorsement method split dollar agreements with certain directors covered under the Directors’ SERP. Under the agreements, the Corporation shares 80% of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the directors under life insurance contracts referenced in the Directors’ SERP. The Corporation as owner of the policies retains a 20% interest in life insurance proceeds and a 100% interest in the cash surrender value of the policies.

The Directors’ SERP also contains provisions for change of control, as defined, which allows the directors to retain benefits under the Directors’ SERP in the event of a termination of service, other than for “Cause,” during the 12 months prior to a change in control or anytime thereafter, unless the director voluntarily terminates his or her service within 90 days following the change in control.

Insurance. The Corporation provides liability insurance for its directors and officers as well as indemnification agreements. The annual cost of the directors’ and officers’ insurance is approximately $58,000 and the coverage currently extends until September 1, 2012.

No Other Compensation. Non-management directors do not receive any other cash or equity compensation except as set forth above.

Director Compensation Table

The following table summarizes non-management director compensation, including compensation for director services at the bank subsidiary, for fiscal year 2011.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings (1)	All Other Compensation	Total
Franklin P. Hall	$32,450	$—	$—	$—	$28,987	$—	$61,437
Richard S. Johnson	29,650	—	—	—	—	—	29,650
I. Norris Kantor	28,050	—	—	—	122,170	—	150,220
Robert E. Perkinson, Jr.	31,200	—	—	—	117,742	—	148,942
William P. Stafford	20,000	—	—	—	102,987	—	122,987
William P. Stafford, II	27,900	—	—	—	(19,203)	—	8,697

(1)	The amounts reported represent the difference between the present value of accrued benefits of the director’s SERP at the end of 2011 and 2010.

Information on Stock Ownership

The following table includes the stock-based holdings at December 31, 2011 of significant stockholders having beneficial ownership greater than 5%, the directors and the named executives, and the directors and executive officers as a group.

Name and Address of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of December 31, 2011	Percent of Common Stock
Wellington Management Company, LLP (1)	1,365,594	7.65%
75 State Street, Boston, MA 02109

The H.P. & Anne S. Hunnicutt Foundation (2)	1,222,100	6.85%
P.O. Box 309, Princeton, WV 24740

Richard G. Preservati (3)	1,521,033	8.52%
P.O. Box 1003, Princeton, WV 24740

The Corporation’s Directors and Named Executive Officers:
David D. Brown (4)	14,410	*
Robert L. Buzzo (5)	57,972	*
Franklin P. Hall (6)	41,855	*
Richard S. Johnson (7)	31,100	*
I. Norris Kantor (8)	29,725	*
E. Stephen Lilly (9)	41,062	*
John M. Mendez (10)	78,242	*
Robert E. Perkinson, Jr. (11)	43,981	*
Robert L. Schumacher (12)	37,849	*
William P. Stafford (13)	268,058	1.50%
William P. Stafford, II (14)	170,441	*
All Directors and Executive Officers as a Group	831,351	4.66%

*	Represents less than 1% of the outstanding shares.
(1)	Number of shares are as of Form 13G filing with SEC on 12/31/11.
(2)	The H.P. and Anne S. Hunnicutt Foundation (“Foundation”) is a charitable, tax-exempt, private foundation. The Foundation was created by the family of two directors, William P. Stafford and William P. Stafford, II. Neither director holds beneficial ownership of the shares held by the Foundation.
(3)	Number of shares are as of Form 13G filing with SEC on 05/20/11.
(4)	Includes 1,910 shares allocated to Mr. Brown’s KSOP account. 1,500 shares have been pledged as security by Mr. Brown.
(5)	Includes 19,232 shares allocated to Mr. Buzzo’s KSOP account and 35,667 shares issuable upon exercise of currently exercisable options granted under the 1999 Plan. Also includes 1,725 shares that may be issued upon a conversion of Series A Preferred Stock.
(6)	Includes 34,550 shares held jointly by Mr. Hall and his wife, and 760 shares held by Mr. Hall’s wife. Also includes 3,450 shares that may be issued upon a conversion of Series A Preferred Stock.
(7)	Includes 6,050 shares issuable upon exercise of currently exercisable options granted under the 2001 Directors’ Plan. Also includes 3,450 shares that may be issued upon a conversion of Series A Preferred Stock.
(8)	Includes 1,725 shares that may be issued upon a conversion of Series A Preferred Stock.
(9)	Includes 6,324 shares allocated to Mr. Lilly’s KSOP account. Also includes 24,807 shares issuable upon exercise of currently exercisable options granted under the 1999 Plan.
(10)	Includes 22,299 shares allocated to Mr. Mendez’s KSOP account and 42,323 shares issuable upon exercise of currently exercisable options granted under the 1999 Plan. Also includes 8,280 shares that may be issued upon a conversion of Series A Preferred Stock.

(11)	Includes 5,138 shares held by the Robert E. Perkinson, Jr. Trust in which Mr. Perkinson is deemed to share beneficial ownership and 5,938 shares held as agent for Mr. Perkinson’s wife. Mr. Perkinson is co-trustee and sole beneficiary of the Robert E. Perkinson, Jr. Trust. Also includes 3,450 shares that may be issued upon a conversion of Series A Preferred Stock. In addition, 28,455 shares have been pledged as security by Mr. Perkinson.
(12)	Includes 16,431 shares allocated to Mr. Schumacher’s KSOP account and 14,559 shares issuable upon exercise of currently exercisable options granted under the 1999 Plan. Also includes 4,830 shares that may by issued upon a conversion of Series A Preferred Stock.
(13)	Includes 43,905 shares held by Stafford Farms LLC as to which Mr. Stafford is deemed to share beneficial ownership; 162,632 shares held jointly by Mr. Stafford and his wife, and 1,901 shares held by Mr. Stafford’s wife. Also includes 20,700 shares that may be issued upon a conversion of Series A Preferred Stock.
(14)	Includes 14,766 shares that may be issued upon a conversion of Series A Preferred Stock.

Related Person Transactions

Review and Approval of Related Person Transactions. The Corporation reviews relationships and transactions in which the Corporation and its directors and executive officers or their immediate family members are participants to determine whether such related parties have a direct or indirect material interest in such transactions. Although these policies are not currently in writing, the Corporation’s in-house counsel is primarily responsible for developing and implementing processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining whether a related person has a direct or indirect material interest in the transaction. Part of this process includes a requirement that each director and executive officer responds to an annual proxy statement questionnaire, which is designed to obtain detailed information regarding the directors and officers, including updated information on their backgrounds, which serves as a basis to determine an individual’s qualifications to continue to serve as a director. Responses to the annual “D&O” questionnaire also provide disclosure of related person transactions. When it is determined that a related person transaction may have occurred, it is then scrutinized to establish whether or not such related person transaction is directly or indirectly material, in which case such transaction is then disclosed in this proxy statement pursuant to SEC requirements.

In the course of reviewing a disclosable related person transaction, counsel considers:

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of such transaction, including dollar amount and type;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Corporation; and

•	any other matters deemed relevant.

If in-house counsel determines that there is a related person transaction to be disclosed, he reviews it with outside counsel with expertise in SEC matters prior to including it in this proxy statement. No disclosable related person transactions are reported within this proxy statement other than those discussed below and the “Compensation and Retirement Committee Interlocks and Insider Participation” paragraph on page 11 of this proxy statement.

Related Person Transactions. The Corporation’s subsidiary bank has made from time-to-time loans to directors and executive officers of the Corporation and to certain companies in which they are officers or have significant ownership interests. All such loans and commitments have been made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Corporation and subsidiary bank; and (iii) did not involve more than the normal risk of collectability or present other unfavorable terms.

Director Stafford, II serves as a partner of a law firm, which, similar to other firms in other localities, regularly provides legal services to the Corporation and its affiliates. The law firm provided legal services and received payments from the Corporation for such services during 2011. These payments did not exceed 5% of the Corporation’s or the law firm’s consolidated revenues for 2011, and therefore, the relationship satisfied the standards for independence.

Director Johnson serves as Chairman, President and CEO of The Wilton Companies. During 2011, the Corporation or its affiliates leased 2 offices from The Wilton Companies or its subsidiaries. The combined annual lease payments did not exceed 5% of the Corporation’s or The Wilton Companies’ and its subsidiaries’ consolidated revenues for 2011, and therefore, the relationship satisfied the standards for independence.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s directors and executive officers, and persons who beneficially own more than 10% of Common Stock, to file initial reports of ownership and reports of changes in ownership Common Stock with the SEC. As a practical matter, the Corporation assists it directors and officers by monitoring and completing and filing Section 16 reports on their behalf. In 2011, based solely upon the review of Forms 3 and 4 and amendments thereto filed in accordance with the instructions and information provided to the Corporation by its officers and directors, the Corporation’s officers and directors complied in all respects with these reporting requirements.

Report of the Audit Committee

The Audit Committee reviews the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Dixon Hughes Goodman LLP (“Dixon Hughes”), the Corporation’s independent registered public accounting firm for 2011, is responsible for expressing opinions on the conformity of the Corporation’s financial statements with generally accepted accounting principles and on the Corporation’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and Dixon Hughes the audited financial statements for the year ended December 31, 2011 and Dixon Hughes’ evaluation of the Corporation’s internal control over financial reporting. The Audit Committee regularly communicates with Dixon Hughes regarding the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T as well as other relevant standards. Dixon Hughes has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Dixon Hughes that firm’s independence. The Audit Committee has concluded that Dixon Hughes’ provision of audit and non-audit services to the Corporation and its affiliates is compatible with Dixon Hughes’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2011 be included in the Annual Report on Form 10-K for 2011 for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:

Robert E. Perkinson, Jr. (Chairman)

Franklin P. Hall

Richard S. Johnson

Independent Registered Public Accounting Firm

On behalf of the Corporation and its affiliates, the Audit Committee retained Dixon Hughes to audit consolidated financial statements and internal control over financial reporting for 2011. In addition, the Audit Committee retained Dixon Hughes, as well as other accounting firms, to provide other auditing and advisory services in 2011. The Corporation understands the need for Dixon Hughes to maintain objectivity and independence in its audit of the Corporation’s financial statements and its internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of Dixon Hughes, the Audit Committee has limited the non-audit services that Dixon Hughes provides to it primarily to tax services and merger and acquisition due diligence and integration services. It is the Audit Committee’s goal that the fees that the Corporation pays Dixon Hughes for non-audit services should not exceed the audit fees and that goal has been achieved for 2011 and 2010.

The Audit Committee has also adopted policies and procedures for pre-approval of all non-audit work performed by Dixon Hughes. In each case, the Audit Committee has also required pre-approval for any engagement over $10,000. The chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee has preapproved all expenses of audit-related services.

The aggregate fees billed by Dixon Hughes in 2011 and 2010 for these services were:

	2011	2010
Audit fees	$374,565	$438,745
Audit related fees	19,490	1,500
All other fees	—	—
Tax fees	59,035	—

In the above table, in accordance with SEC’s rules, “Audit fees” are fees paid by the Corporation to Dixon Hughes for the audit of the Corporation’s financial statements included in the Annual Report on Form 10-K and for the review of financial statements included in the Quarterly Report on 10-Qs, for the audit of the Corporation’s internal control over financial reporting with the goal of obtaining reasonable assurance regarding whether or not the effectiveness of the internal control over financial reporting was maintained in all material respects, and for services typically provided by the auditor in connection with statutory and regulatory filings. “Audit related fees” also include merger and acquisition due diligence and audit services, but do not include employee benefit plan audits which are not performed by Dixon Hughes for the Corporation.

The Audit Committee has adopted restrictions on the hiring of any Dixon Hughes partner, director, manager, staff, advising member of the department of professional practice, reviewing partner, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the Corporation’s financial statements. The Audit Committee also requires key Dixon Hughes partners assigned to the Corporation’s audit to be rotated at least every 5 years.

Representatives of Dixon Hughes are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Dixon Hughes also will be available to respond to appropriate questions the stockholders may have at the Annual Meeting.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For purposes of determining whether to select Dixon Hughes as the independent registered public accounting firm to perform the audit of the Corporation’s financial statements and its internal control over financial reporting for 2012, the Audit Committee conducted a thorough review of Dixon Hughes’ performance. The Audit Committee reviewed:

•	Dixon Hughes’ historical and recent performance on the Corporation’s audit, including the quality of the engagement team and the firm’s experience, service level, responsiveness and expertise;

•	the accounting firm’s leadership, management structure, client and employee retention and compliance and ethics programs;

•	the record of the firm compared to other similarly sized and reputable accounting firms in various matters, including regulatory, litigation and accounting matters;

•	the Public Company Accounting Oversight Board report of selected Dixon Hughes’ audits;

•	the appropriateness of fees charged;

•	the firm’s familiarity with the Corporation’s accounting policies and practices and internal control over financial reporting; and

•	the firm’s role and performance in matters involving the SEC.

During the course of the Audit Committee’s review of Dixon Hughes’ performance, the Corporation’s representatives interviewed senior management of Dixon Hughes with respect to certain of the matters listed above. Dixon Hughes has been the Corporation’s independent auditor since 2006. The firm is a registered public accounting firm.

The Corporation is asking stockholders to ratify the selection of Dixon Hughes as its independent registered public accounting firm. Although ratification is not required by the Corporation’s bylaws or otherwise, the Board is submitting the selection of Dixon Hughes to stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. If the selection is ratified, the Audit Committee still has the discretion to select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DIXON HUGHES AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 3: APPROVAL OF THE 2012 PLAN

General

On February 28, 2012, the Board of Directors approved the 2012 Plan, subject to stockholder approval at the 2012 Annual Meeting. At the same time, the Board of Directors took action to freeze, and ultimately terminate, all prior equity plans once the 2012 Plan is adopted. As previously discussed, by adopting the 2012 Plan, the Board of Directors intends to replace all prior equity plans with a single plan approved by the stockholders that conforms to all current best governance practices. The purposes of the 2012 Plan are to encourage individuals to continue in the long-term service of the Corporation and its affiliates, to attract outstanding individuals, to retain and motivate them and to align the interests of the individuals with the interests of stockholders by relating incentive compensation to increases in stockholder value. The Board of Directors believes that it is in the best interests of the Corporation and its stockholders to adopt the 2012 Plan.

This section of the proxy statement provides a summary of the material terms of the 2012 Plan. This summary should be read with and is subject to the specific provisions of the 2012 Plan, the full text of which is provided as Appendix B to this proxy statement.

The Corporation is asking stockholders to approve the 2012 Plan:

(a)	to qualify certain stock options to be granted as incentive stock options (“ISOs”) within the meaning of Section 422 of the IRS Code;

(b)	to qualify certain compensation under the 2012 Plan as performance-based compensation for purposes of Section 162(m) of the IRS Code; and

(c)	to comply with the listing requirements of The NASDAQ Stock Market.

Key Features of the 2012 Plan

The 2012 Plan contains features that the Board of Directors believes are consistent with the interests of stockholders and sound governance principles. These features include the following:

Flexibility and Performance Ties. The variety of equity and cash awards permitted under the 2012 Plan affords flexibility with respect to the design of long-term incentives that are responsive to evolving regulatory changes and compensation best practices and that can incorporate tailored, performance-based measures.

No Discount Options. Stock options (or stock appreciation rights (“SARs”)) may not be granted or awarded with a then-established exercise price of less than the fair market value of Common Stock on the date of grant or award.

No Re-pricings. The re-pricing (or lowering of the exercise price) of stock options and SARs is prohibited without the approval of stockholders. This prohibition applies both to re-pricings that involve the lowering of the exercise price of a stock option or SAR as well as re-pricings that are accomplished indirectly by canceling an existing award and replacing it with a lower priced award.

Independent Directors’ Committee Oversight. The Corporation’s CRC will administer the 2012 Plan.

Performance-Based Compensation. The 2012 Plan is structured to permit awards that satisfy the performance-based compensation requirements of Section 162(m) of the IRS Code so as to maximize deductibility of compensation provided under the 2012 Plan.

Clawback or Recoupment Provisions. The 2012 Plan conditions payment of awards on compliance with the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Awards may be forfeited or repaid to the Corporation under these laws.

Eligibility

The persons who are eligible to receive awards under the 2012 Plan are employees and directors of the Corporation or of any affiliates (generally, affiliates under the 2012 Plan are subsidiaries of the Corporation, including its wholly-owned subsidiary bank), and individuals providing consulting services to the Corporation or any affiliate, provided that ISOs may not be granted to anyone who is not an employee of the Corporation or an affiliate. As of December 31, 2011, the Corporation and its wholly-owned subsidiary bank had approximately 597 full-time employees and 71 part-time employees for a total of 668 employees.

New Plan Benefits

The specific individuals who will be granted awards under the 2012 Plan (“Participants”) and the type and amount of any such awards will be determined by the CRC and are subject to annual limits on the maximum amounts that may be awarded to any Participant, as described below. Accordingly, future awards to be received by or allocated to Participants under the 2012 Plan are not presently determinable.

Selection of Participants

The CRC will select Participants who are performing or who will perform vital services in the management, operation and development of the Corporation or an affiliate, and significantly contribute, or are expected to significantly contribute, to the achievement of the Corporation’s long-term corporate economic objectives. Each Participant will, if required by the CRC, enter into an agreement with the Corporation, in such form as the CRC determines and which is consistent with the provisions of the 2012 Plan, specifying the terms, conditions, rights and duties for the award. Awards will be deemed to be granted as of the date specified in the grant resolution of the CRC, and that date will be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the 2012 Plan and any such agreement, the provisions of the 2012 Plan will govern.

Administration

The CRC will administer the 2012 Plan. The CRC must be constituted at all times so as to permit the 2012 Plan to be administered by “non-employee directors” (as defined in Rule 16b-3 promulgated by the SEC) and “outside directors” (as defined in the Treasury regulations adopted under Section 162(m) of the IRS Code) and to satisfy such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate. Otherwise, unless specified by the Board of Directors, the committee will be the CRC.

Subject to the terms and conditions of the 2012 Plan and the individual award agreements, the CRC will have the authority and discretion to:

(a) grant awards;

(b) select eligible Participants who will receive awards under the 2012 Plan;

(c) determine the time or times of receipt of awards;

(d) determine the types of awards and the number of shares covered by the awards;

(e) determine the terms, conditions, restrictions and performance goals relating to any award;

(f) determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged or surrendered;

(g) construe and interpret the 2012 Plan and any award;

(h) prescribe, amend and rescind rules and procedures relating to the 2012 Plan;

(i) determine the terms and provisions of awards and other agreements;

(j) appoint designees or agents (who need not be members of the CRC or employees of the Corporation) to assist the CRC with the administration of the 2012 Plan; and

(k) make all other determinations deemed necessary or advisable for the administration of the 2012 Plan.

The CRC’s determinations will be final and binding upon all parties. The CRC may not, however, have any discretion to accelerate, waive or modify any term or condition of an award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the IRS Code if that discretion would cause the award not to so qualify. The CRC may correct any defect, supply any omission or reconcile any inconsistency in the 2012 Plan, or in any agreement entered into hereunder, in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such inconsistency.

Shares Subject to the 2012 Plan and Limits on Awards

The maximum number of shares that may be delivered to Participants and their beneficiaries under the 2012 Plan may not exceed 600,000 shares of the Corporation’s Common Stock, subject to adjustment as described below. Any shares subject to an award that expires or is forfeited, cancelled, surrendered or terminated without issuance of shares (including shares attributable to awards settled in cash) will again be available for awards under the 2012 Plan. Shares used for awards under the 2012 Plan may be shares currently authorized but unissued or that the Corporation currently holds or subsequently acquires as treasury shares, including shares purchased in the open market or in private transactions. To the extent provided by the CRC, an award under the 2012 Plan may be settled in cash rather than Common Stock. The following additional limits apply to awards under the 2012 Plan: no more than 200,000 aggregate shares of Common Stock may be delivered to Participants and their beneficiaries with respect to ISOs, and no more than 300,000 aggregate shares of Common Stock may be issued as restricted stock, restricted stock units or performance awards.

Adjustments

If the Corporation at any time increases or decreases the number of its outstanding shares of Common Stock or changes in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon those shares payable in stock or rights to acquire stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Common Stock, then in relation to the Common Stock that is affected by 1 or more of the above events, the CRC will equitably and proportionally adjust the numbers, rights and privileges of the following, in each case, to take into account the occurrence of any of the events listed above:

(a) the number and kind of shares of Common Stock or other property (including cash) that may thereafter be issued;

(b) the number and kind of shares of Common Stock or other property (including cash) issued or issuable in respect of outstanding awards;

(c) the exercise price, grant price or purchase price relating to any award;

(d) the performance goals; and

(e) the individual limitations applicable to awards.

The CRC’s determinations will be final and binding upon all parties.

Types of Awards

The types of awards that the CRC may grant to Participants under the 2012 Plan are described below.

Stock Options. The CRC may grant ISOs or non-qualified stock options under the 2012 Plan. A stock option gives the Participant the right to purchase shares of Common Stock at an exercise price determined under the option. ISOs are options that are intended to satisfy the requirements of Section 422 of the IRS Code and may only be granted to employees of the Corporation and its affiliates. The exercise price for an option cannot be less than the fair market value of a share of Common Stock on the date the option is granted. The CRC may grant options in tandem with SARs, in which case the exercise price of the option and SAR will be the same, and the exercise of the option or SAR with respect to a share will cancel the corresponding tandem SAR or option, as applicable, with respect to that share. No option will be backdated, and each option will be dated the actual date that the CRC adopts the resolution awarding the grant of the option. Once granted, an option cannot be modified, extended or renewed in any way that would cause it to be subject to IRS Code Section 409A. Options granted under the 2012 Plan will be exercisable in accordance with the terms established by the CRC. Each option agreement will state the period of time, determined by the CRC, within which the Participant must exercise the option, and that period must end not more than 10 years from the date an option is granted. Each option will be subject to a period or periods of time within which each option or portion thereof will first become exercisable. The CRC, in its discretion, will determine the vesting period(s) for each option upon grant and, with the discretion of the CRC, may accelerate or shorten any vesting period or the event(s) that result in acceleration of vesting.

The exercise price of an option will generally be payable in cash or cash equivalents. The option holder must pay the exercise price in full at the time of exercise and also make appropriate arrangements with the Corporation to provide for not less than the minimum amount of tax withholding required by law. Except for adjustments to shares in connection with corporate transactions or as approved by stockholders, the exercise price of an option cannot be decreased after the date of grant, and no option may be surrendered in consideration for the grant of a replacement option at a lower exercise price. The Corporation’s stockholders must approve any repricing of options. If the Corporation’s or the wholly-owned subsidiary bank’s capital falls below the minimum regulatory requirements or below a higher requirement as determined by the Corporation’s or the subsidiary bank’s primary bank regulatory agency, the agency may direct the Corporation to require Participants to exercise or forfeit some or all of their options. All options granted under the 2012 Plan are subject to the terms of any such directive.

Stock Appreciation Rights. The CRC may grant SARs under the 2012 Plan. A SAR entitles the Participant to receive the amount in cash or stock by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the CRC. The exercise price of an SAR cannot be less than the fair market value of a share of Common Stock on the date the SAR is granted. The CRC may grant SARs in tandem with options, in which case the exercise price of the SAR and option will be the same, and the exercise of the SAR or option with respect to a share will cancel the corresponding tandem option or SAR, as applicable, with respect to that share. Once granted, a SAR cannot be modified, extended or renewed in any way that would cause it to be subject to IRS Code Section 409A. SARs granted under the 2012 Plan will be exercisable in accordance with the terms established by the CRC, which terms and conditions need not be uniform but may not be inconsistent with the terms of the 2012 Plan. Freestanding SARs will generally be subject to terms and conditions substantially similar to those described for options, including the requirements regarding general adjustment rules, minimum price, duration and prohibition on re-pricing.

Stock Awards. The CRC may grant stock awards under the 2012 Plan. A “stock award” is the grant of 1 or more shares of Common Stock or a right to receive 1 or more shares of Common Stock in the future (including restricted shares and restricted share units). When the CRC makes an award of restricted stock or restricted stock units, the CRC will establish the terms and conditions applicable to the award, including the period of time (the “restriction period”) and attainment of performance goals during which certain restrictions the CRC establishes will apply to the award. Each award, and designated portions of the same award, may have a different restriction period, at the discretion of the CRC. Except as permitted under the 2012 Plan in connection with a change in control, the restriction period applicable to a particular award will not be changed. Restricted stock or restricted stock units may or may not be subject to IRS Code Section 409A, and the terms will reflect whether IRS Code Section 409A applies. Participants shall have the right to enjoy all stockholder rights during the restriction period except that:

(a) the Participant will not be entitled to delivery of the stock certificate until the restriction period has expired;

(b) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the restriction period;

(c) a breach of the terms and conditions established by the CRC with respect to the restricted stock will cause a forfeiture of the restricted stock; and

(d) as a condition to the grant of an award of restricted stock or restricted stock units, the Corporation shall pay no cash dividends on a share of restricted stock or restricted stock unit.

Unless otherwise determined by the CRC, stock distributed in connection with a stock split, shall be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed. Settlement of an award of restricted stock units will occur upon expiration of the deferral period specified for that restricted stock unit by the CRC (or, if permitted by the CRC, as elected by the Participant). In addition, restricted stock units will be subject to such restrictions (which may include a risk of forfeiture) as the CRC may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the CRC may determine. Restricted stock units will be satisfied by the delivery of cash or stock in the amount equal to the fair market value of the specified number of shares of stock covered by the restricted stock units, or a combination thereof, as determined by the CRC at the date of grant or thereafter. The CRC is authorized to grant shares as a bonus, or to grant shares or other awards in lieu of obligations to pay cash or deliver other property under the 2012 Plan or under plan or compensatory arrangements.

Performance Awards. An income tax deduction is generally unavailable to any company for annual compensation in excess of certain limits. The Corporation does not plan to exceed those limits. Amounts that constitute performance-based compensation are not counted toward those limits. The CRC may establish performance goals for any award within the time period prescribed by IRS Code Section 162(m) based upon specific performance criteria, which may be expressed in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of the Corporation, any affiliate or a division, region, branch, department or function within the Corporation or any affiliate.

In each case, performance goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparative companies or a published or special index, or a stock market index, all as deemed appropriate by the CRC. The performance goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

The CRC may designate the performance goals in writing not later than 90 days following the start of a performance period (but in no event after 25% of the performance period has elapsed), provided the outcome of the selected performance goals is substantially uncertain at that time. Notwithstanding any other provision of the 2012 Plan, payment or vesting of any performance award will not be made until the applicable performance goals have been satisfied and any other material terms of the award have in fact been satisfied. Notwithstanding any provision of the 2012 Plan to the contrary, with respect to any performance award, (a) the CRC may not adjust, downwards or upwards, any amount payable or other benefits granted, issued, retained and/or vested pursuant to such an award on account of satisfaction of the applicable performance goals and (b) the CRC may not waive the achievement of the applicable performance goals, except in the case of the Participant’s death or permanent disability, or a change of control.

The CRC will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of stock payable in connection with the performance award and restrictions that could result in the future forfeiture of all or part of any stock earned. The CRC may provide that shares of stock issued in connection with a performance award be held in escrow and/or legended. Performance awards may or may not be subject to IRS Code Section 409A. Generally, performance awards will under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Corporation or its affiliates continuously during the entire performance period for which the performance award was granted.

Effect of Termination of Employment, Retirement, Death or Disability

For each award, the CRC has the discretion to provide how the award will be treated upon the termination of employment, death or disability of a participant, including proration or full payout.

Termination of Employment. Generally, the treatment of an award upon a termination of employment or any other service relationship by and between a Participant and the Corporation or an affiliate will be specified in the agreement controlling the award.

Termination for “Cause.” The 2012 Plan provides that awards are voided upon termination for “Cause.” If “Cause” is defined in a Participant’s employment or consulting agreement, that definition is used. Otherwise, the 2012 Plan defines “Cause” as: (i) Participant has knowingly and intentionally engaged in an act or omission, or series of actions, deemed by the Corporation to be fraudulent or unlawful; (ii) any knowing and material breach of the 2012 Plan, or any other agreement between the Participant and the Corporation or an affiliate, by Participant; (iii) any knowing and material violation by Participant of Corporation policies and procedures and resulting in damage to the business or reputation of the Corporation or an affiliate, including without limitation policies prohibiting discrimination, harassment and/or retaliation; (iv) Participant engages in a criminal act involving the property or persons associated with the Corporation (other than a minor traffic offense) or involving behavior determined by the Corporation to be substantially detrimental to the Corporation’s best interests; (v) excessive absenteeism by Participant without proper authorization; (vi) Participant’s intentional failure to follow the directions of the Corporation or a continued failure to perform assigned duties, which is not cured within 21 days after written notice thereof is given to Participant; or (vii) Participant is grossly neglectful of duties resulting in substantial injury to the Corporation, which is not cured within 21 days after written notice is given to Participant.

If the Corporation’s employment of the Participant is terminated for “Cause,” as determined by the CRC, all awards to the Participant will thereafter be void for all purposes.

Effect of Termination on Performance Awards. Generally, each performance award will state that it is subject to the condition that the Participant has remained an eligible person from the date of grant until the applicable vesting date as follows:

(a) If the Participant voluntarily leaves the employment of the Corporation or an affiliate other than due to retirement at age 65, death or permanent disability while employed with the Corporation, or if the employment of the Participant is terminated by the Corporation for “Cause” or otherwise, any performance award to the Participant not previously vested will thereafter be void and forfeited for all purposes.

(b) Unless otherwise provided in the performance award agreement, a Participant will become vested in all performance awards that have met the performance goals within the performance period on the date the Participant retires, on the date the Participant dies while employed by the Corporation or on the date the Participant terminates service with the Corporation and the affiliates due to permanent disability while employed by the Corporation. The Participant will not become entitled to any payment that may arise due to the occurrence of a performance goal after the Participant dies, terminates service due to permanent disability or retires. If the Participant dies before receiving payment, the payment shall be made to those entitled under the Participant’s will or, if there is no will, to the Participant’s estate.

Forfeiture Provisions. Generally, if a Participant terminates employment during a restriction period for the Participant’s restricted stock or restricted stock units, those awards will be forfeited; provided, however, that the CRC may provide in the award agreement for proration or full payout in the event of (a) death, (b) permanent disability, (c) retirement, or (d) any other circumstances the CRC may determine.

Change of Control

The CRC may provide in the terms of any agreement applicable to any award the vesting, payment, attainment of performance goals, or other effects on an award, if any, in the event of the occurrence of a change of control of the Corporation. To the extent that any award is subject to IRS Code Section 409A, the award shall contain appropriate provisions to comply. In its discretion, and on such terms and conditions as it deems appropriate, the CRC may provide, either by the terms of an agreement applicable to any award or by resolution adopted prior to a change of control that any outstanding award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the change of control.

No Re-pricing

Except as approved by stockholders or as adjusted for corporate transactions described above, the exercise price of an option or SAR may not be decreased after the date of grant nor may an option or SAR be surrendered to the Corporation as consideration for the grant of a replacement option or SAR with a lower exercise price.

Recoupment Policy

The Corporation intends to adopt a recoupment policy, which will include provisions to comply with the “clawback” provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, after the SEC issues the final applicable rules.

Amendment and Termination

The 2012 Plan will terminate on the tenth anniversary of the adoption of the 2012 Plan by the Board on February 28, 2012.

The CRC or the Board may at any time terminate, and from time to time may amend or modify the 2012 Plan, and the CRC or the Board may, to the extent permitted by the 2012 Plan, from time to time amend or modify the terms of any award granted, including any award agreement, in each case, retroactively or prospectively. Notwithstanding that authority:

(a) no amendment or modification of the 2012 Plan may become effective without approval of the amendment or modification by the Corporation’s stockholders if stockholder approval is required to enable the 2012 Plan to satisfy any applicable statutory or regulatory requirements, unless the Corporation, on the advice of outside counsel, determines that stockholder approval is not necessary;

(b) no amendment will be made to the provisions of the 2012 Plan relating to prohibitions on repricing without the approval of stockholders; and

(c) no amendment, modification, or termination of the 2012 Plan or any award shall adversely affect the previously accrued material rights or benefits of a Participant under any outstanding award under the 2012 Plan, without the Participant’s consent, except to the extent necessary to avoid a violation of IRS Code Section 409A or the Board or the CRC determines, on advice of outside counsel or the Corporation’s independent accountants, that such amendment or modification is required for the Corporation, the 2012 Plan, or the award to satisfy, comply with or meet the requirements of any law, regulation, listing rule or accounting standard applicable to the Corporation.

The Corporation intends that, to the extent that any provisions of the 2012 Plan or any awards granted under the 2012 Plan are subject to IRS Code Section 409A the 2012 Plan and the awards comply with the requirements of IRS Code Section 409A. The Corporation further intends that the 2012 Plan and awards will be administered in good faith in accordance with those requirements and that the CRC will have the authority to amend any outstanding awards to conform to the requirements of IRS Code Section 409A. Neither the Corporation nor any of its affiliates, however, guarantees that awards under the 2012 Plan will comply with IRS Code Section 409A, and the CRC is under no obligation to make any changes to any awards to cause such compliance.

Transferability

Except as otherwise determined at any time by the CRC as to any awards other than ISOs, no right or interest of any Participant in an award granted pursuant to the 2012 Plan will be assignable or transferable during the Participant’s lifetime, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise. The CRC may, however, permit further transferability of awards other than ISOs, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to any applicable restriction period, provided that no award may be transferred for value or other consideration without first obtaining approval of the stockholders of the Corporation. If a Participant dies, a Participant’s rights and interests in any award as provided in an award agreement will be transferable to the Participant’s estate.

If in the opinion of the CRC a person entitled to payments or to exercise rights with respect to the 2012 Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due that person may be made to, and those rights shall be exercised by, such person’s guardian, conservator or other legal personal representative. With respect to an option that is not intended to qualify as an ISO, the CRC may grant the option or amend an outstanding option to provide that the option is transferable or assignable to a member or members of the Participant’s “immediate family” as that term is defined in SEC Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided the instrument of transfer is approved by the CRC. Options so transferred are not again transferable other than by will or by the laws of intestacy, and that following any such transfer or assignment the option will remain subject to substantially the same terms applicable to the option while held by the Participant, as modified as the CRC determines is appropriate, and the transferee will execute an agreement agreeing to be bound by such terms.

Change of Control. Any acceleration of the vesting or payment of awards under the 2012 Plan in the event of a change of control (as defined under Section 280G of the IRS Code) in the Corporation may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the IRS Code, which may subject the Participant to a 20% excise tax and which may not be deductible by the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2012 OMNIBUS EQUITY COMPENSATION PLAN.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with SEC’s Rule 14a-8, must be received at the Corporation’s principal executive office by November 11, 2012. Proposals should be addressed to Robert L. Buzzo, Secretary, First Community Bancshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

The Corporation’s bylaws require that any stockholder proposal that is not submitted for inclusion in the next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2013 Annual Meeting, must be received at the Corporation’s principal executive office not less than 60 days nor more than 90 days prior to the anniversary date of the 2012 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of the bylaws, must be received no sooner than January 24, 2013 and no later than February 24, 2013. Proposals should be addressed to Robert L. Buzzo, Secretary, First Community Bancshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989 and include the information set forth in those bylaws, which are posted on the Corporation’s website. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases regardless of stockholder’s compliance with this deadline.

Other than proposals properly omitted from this proxy statement pursuant to SEC rules and other matters discussed in this proxy statement, the Board of Directors has not received timely notice of any other matter that may come before the Annual Meeting.

Solicitation of Proxies

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, and other electronic means or in person. Copies of proxy materials and the 2011 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from the beneficial owners, and the Corporation will reimburse such record holders for their reasonable expenses.

Stockholders Requesting Copies of 2011 Annual Report and Proxy Materials

Upon written request, the Corporation will provide, without charge, to stockholders of record and beneficial owners as of close of business on March 1, 2012 a copy of this proxy statement and the 2011 Annual Report. Any written request for a copy of this proxy statement or the 2011 Annual Report should be mailed to Robert L. Buzzo, Secretary, First Community Bancshares, Inc. at P.O. Box 989, Bluefield, Virginia 24605-0989.

Delivery of Documents to Stockholders Sharing Same Address (Householding)

If you are a record owner of shares of First Community’s stock, you may only receive one copy of this proxy statement and 2011 Annual Report to multiple stockholders at the same address, unless you have instructed us differently. If you are the beneficial owner, but not the record holder, of shares of the Corporation’s stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and 2011 Annual Report to multiple stockholders at the same address, unless that nominee has received contrary instructions from one or more of the stockholders. The Corporation will deliver, upon request, a separate copy of this proxy statement and 2011 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder desiring to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request to Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Also, stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to, in the case of beneficial owners, contact their broker, bank or other nominee or, in the case of record owners, Broadridge (using the above contact information) to request that only a single copy of each document be mailed to all stockholders at the same address in the future.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and the 2011 Annual Report may be viewed online at www.fcbinc.com. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote on the Internet or by telephone. If you choose electronic access, you will receive a proxy form in mid to late March providing the website address and your choice will remain in effect until you notify the Corporation by mail that you wish to resume delivery of paper copies of annual reports and proxies by mail. If your stock is held for you by a bank, broker or another holder of record, please refer to the information provided by that entity holding the stock on your behalf for instructions on how to elect the paper option.

Appendix A

Independence Guidelines

In accordance with the NASDAQ Stock Market listing rules, the independence determinations under the guidelines below will be based upon a director’s relationships with the Corporation during the 36 months preceding the determination (“evaluation period”).

“Independent Director” means a person other than an Executive Officer or employee of the Corporation or any other individual having a relationship which, in the opinion of the Corporation’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For purposes of these guidelines, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

The following persons shall not be considered independent:

(A) a director who is, or at any time during the past 3 years was, employed by the Corporation;

(B) a director who accepted or who has a Family Member who accepted any compensation from the Corporation in excess of $120,000 during any period of 12 consecutive months within the 3 years preceding the determination of independence, other than the following:

(i) compensation for Board or Board committee service;

(ii) compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Corporation; or

(iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (B), Audit Committee members are also subject to additional, more stringent requirements under Rule 5605(c)(2).

(C) a director who is a Family Member of an individual who is, or at any time during the past 3 years was, employed by the Corporation as an Executive Officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an Executive Officer of, any organization to which the Corporation made, or from which the Corporation received, payments for property or services in the current or any of the past 3 fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i) payments arising solely from investments in the Corporation’s securities; or

(ii) payments under non-discretionary charitable contribution matching programs.

(E) a director of the Corporation who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past 3 years any of the Executive Officers of the Corporation serve on the compensation committee of such other entity; or

(F) a director who is, or has a Family Member who is, a current partner of the Corporation’s outside auditor, or was a partner or employee of the Corporation’s outside auditor who worked on the Corporation’s audit at any time during any of the past 3 years.

A-1

Appendix B

FIRST COMMUNITY BANCSHARES, INC.

2012 Omnibus Equity Compensation Plan

Effective Date     , 2012

Section 1	Introduction	B-4
1.1.	Establishment	B-4
1.2.	Purpose	B-4
1.3.	Application of Plan to Prior Awards	B-4
1.4.	Effective Date	B-4
Section 2	Definitions	B-4
2.1.	Definitions	B-4
Section 3	Plan Administration	B-7
3.1.	Administration by the Committee	B-7
3.2.	Committee Discretion	B-8
3.3.	Indemnification	B-8
3.4.	Committee Delegation	B-8
3.5.	Compliance with Section 162(m)	B-8
3.6.	Assumption of Options by the Company	B-8
Section 4	Stock Subject to the Plan	B-9
4.1.	Number of Shares	B-9
4.2.	Availability of Shares Not Issued under Awards	B-9
4.3.	Stock Offered	B-9
4.4.	Adjustments for Stock Split, Stock Dividend	B-9
4.5.	Other Changes in Stock	B-9
4.6.	General Adjustment Rules	B-9
4.7.	Determination by the Committee	B-10
4.8.	Code Section 409A	B-10
4.9.	Repayment/Forfeiture of Awards	B-10
4.10.	Failure to Comply	B-10
Section 5	Granting of Awards to Participants	B-10
5.1.	Participation	B-10
Section 6	Stock Options	B-10
6.1.	Grant of Stock Options	B-10
6.2.	Stock Option Agreements	B-10
Section 7	Stock Appreciation Rights	B-13
7.1.	Stock Appreciation Rights	B-13
7.2.	Section 409A Avoidance	B-13
Section 8	Restricted Stock and Restricted Stock Units	B-13
8.1.	Restriction Period	B-13
8.2.	Certificates for Stock	B-14
8.3.	Restricted Stock Terms and Conditions	B-14
8.4.	Restricted Stock Units	B-14
8.5.	Bonus Stock and Awards in Lieu of Obligations	B-14
Section 9	Performance Awards	B-15
9.1.	Establishment of Performance Goals for Company	B-15
9.2.	Levels of Performance Required to Earn Performance Awards	B-16
9.3.	Other Restrictions	B-16
9.4.	Measurement of Performance against Performance Goals	B-17
9.5.	Treatment of Performance Awards Earned	B-17
9.6.	Subsequent Performance Award Grants	B-17
9.7.	Shareholder Privileges	B-17
Section 10	Termination of Employment, Death, Disability	B-17
10.1.	Termination of Employment	B-17
10.2.	Termination for Cause	B-17

10.3.	Performance Awards	B-17
10.4.	Forfeiture Provisions	B-18
Section 11	Tax Withholding	B-18
11.1.	Withholding Requirement	B-18
11.2.	Withholding Requirement—Stock Options and SARs	B-18
11.3.	Section 16 Requirements	B-18
11.4.	Restricted Stock and Performance Award Payment and Tax Withholding	B-18
Section 12	Change of Control	B-18
Section 13	Rights of Employees and Participants	B-18
13.1.	Employment	B-18
13.2.	Non-transferability	B-19
13.3.	Noncompliance with Internal Revenue Code Section 409A	B-19
Section 14	Other Employee Benefits	B-19
14.1.	Employee Benefits	B-19
Section 15	Amendment, Modification, and Termination	B-19
15.1.	Amendment, Modification and Termination	B-19
Section 16	Legal	B-20
16.1.	Governing Law	B-20
Section 17	Duration of the Plan	B-20
17.1.	Duration	B-20

FIRST COMMUNITY BANCSHARES, INC.

2012 Omnibus Equity Compensation Plan

Effective Date:             , 2012

Section 1 Introduction

1.1. Establishment. First Community Bancshares, Inc., a Nevada corporation (hereinafter referred to, as the “Company,” except where the context otherwise requires), hereby establishes the First Community Bancshares, Inc. 2012 Omnibus Equity Compensation Plan (the “Plan”).

1.2. Purpose. The purpose of the Plan is to provide Eligible Persons designated by the Committee for participation in the Plan with equity-based incentives to: (i) encourage such individuals to continue in the long-term service of the Company and its Affiliates, (ii) create in such individuals a more direct interest in the future success of the operations of the Company, (iii) attract outstanding individuals, and (iv) retain and motivate such individuals. The Plan is intended to provide eligible individuals with the opportunity to invest in the Company, thereby relating incentive compensation to increases in shareholder value and more closely aligning the compensation of such individuals with the interests of the Company’s shareholders.

Accordingly, this Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Performance Awards, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Bonus Stock and Stock Awards, or any combination of the foregoing, as the Committee determines is best suited to the circumstances of the particular individual as provided herein.

1.3. Application of Plan to Prior Awards. Any Awards granted under the previous plans will continue to be administered under those plans, and subject to the provisions of those plans. This 2012 Plan will not alter the terms of any outstanding awards granted under prior plans.

1.4. Effective Date. The Effective Date of the Plan (the “Effective Date”) is             , 2012, which is the date on which the shareholders of the Corporation approved the Plan.

Section 2 Definitions

2.1. Definitions. The following terms shall have the meanings set forth below:

(a) “Administrative Agent” means any designee or agent that may be appointed by the Committee pursuant to subsections 3.1(h) and 3.4 hereof.

(b) “Affiliate” means any entity other than the Company that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee; provided, however, that, notwithstanding any other provisions of the Plan to the contrary, for purposes of NQSOs and SARs, if an individual who otherwise qualifies as an Eligible Person provides services to such an entity and not to the Company, such entity may only be designated an Affiliate if the Company qualifies as a “service recipient,” within the meaning of Internal Revenue Code Section 409A and Treasury Regulation § 1.409A-1(h)(3), with respect to such individual; provided further that for purposes of ISOs, “Affiliate” shall mean any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Internal Revenue Code.

(c) “Award” means any Non-Qualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or any other stock-based award granted to a Participant under the Plan.

(d) “Award Agreement” means a written agreement, contract, or other instrument or document specifically setting forth the terms and conditions of any Award.

(e) “Board” means the Board of Directors of First Community Bancshares, Inc.

(f) “Cause” means, with respect to termination by the Company, any of the following: (i) Participant has knowingly and intentionally engaged in an act or omission, or series of actions, deemed by the Company to be fraudulent or unlawful; (ii) any knowing and material breach of this Plan, or any other agreement between the Participant and the Company or an Affiliate, by Participant; (iii) any knowing and material violation by Participant of Company policies and procedures that result in damage to the business or reputation of the Company or an Affiliate, including without limitation policies prohibiting discrimination, harassment and/or retaliation; (iv) Participant engages in a criminal act involving the property or persons associated with the Company (other than a minor traffic offense) or involving behavior determined by the Company to be substantially detrimental to the Company’s best interests; (v) excessive absenteeism by Participant without proper authorization; (vi) Participant’s intentional failure to follow the directions of the Company or a continued failure to perform assigned duties, which is not cured within twenty-one (21) days after written notice thereof is given to Participant; or (vii) Participant is grossly neglectful of duties resulting in substantial injury to the Company, which is not cured within twenty-one (21) days after written notice is given to Participant.

(g) “Change of Control” means a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, consistent with and interpreted in accordance with Internal Revenue Code Section 409A and the regulations issued thereunder.

(h) “Clawback” means the cancellation, forfeiture, or recapture of any Award according to such terms and conditions as may be determined from time to time by the Committee to comply with regulations issued by regulatory agencies.

(i) “Committee” means the Compensation and Retirement Committee of the Board or such other Committee designated by the Board to administer the Plan. The Committee shall be constituted at all times so as to permit the Plan to be administered by “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) and “outside directors” (as defined in Treasury Regulation § 1.162 27 (e)(3)) and to satisfy such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.

(j) “Eligible Persons” means those employees of the Company or of any Affiliates, members of the Board, and members of the board of directors of any Affiliates, and individuals providing consulting services to the Company or any Affiliate who are designated as Eligible Persons by the Committee. Notwithstanding the foregoing, Incentive Stock Options may not be granted to anyone who is not an employee of the Company or an Affiliate.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a particular provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

(l) “Exercise Date” means the date of exercise determined in accordance with subsection 6.2(g) hereof.

(m) “Fair Market Value” means the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date or, if the Stock is not so listed on such date, as reported on NASDAQ or on such other exchange or electronic trading system which, on the date in question, reports the largest number of traded shares of Stock, provided, however, that if on the date Fair Market Value is to be determined there are no transactions in the Stock, Fair Market Value shall be determined as of the immediately preceding date on which there were transactions in the Stock; provided further, however, that if the foregoing provisions are not applicable, the fair market value of a share of the Stock as determined by the

Committee by the reasonable application of such reasonable valuation method, consistently applied, as the Committee deems appropriate; provided further, however, that, with respect to ISOs, such Fair Market Value shall be determined subject to Section 422(c)(7) of the Internal Revenue Code. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation Sec. 1.409A-1(b)(5)(iv)(B)(2), consistently used, shall be rebuttably presumed to result in a reasonable valuation. This definition is intended to comply with the definition of “fair market value” contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(n) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option and which satisfies the requirements of Section 422 of the Internal Revenue Code or any successor provision thereto.

(o) “Internal Revenue Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference to a section of the Internal Revenue Code or Treasury Regulation shall be treated as a reference to any successor section.

(p) “Non-Qualified Stock Option” or “NQSO” means any Option granted under Section 6, designated by the Committee as a Non-Qualified Stock Option or otherwise undesignated, or any Option designated by the Committee as an ISO but which for any reason fails to qualify as an ISO pursuant to Section 422 of the Internal Revenue Code and the rules and regulations thereunder.

(q) “Option” means an option to purchase a number of shares of Stock granted pursuant to subsection 6.1.

(r) “Option Price” means the price at which shares of Stock subject to an option may be purchased, determined in accordance with subsection 6.2(b) hereof.

(s) “Participant” means an Eligible Person designated by the Committee, from time to time during the term of the Plan, to receive one or more Awards under the Plan.

(t) “Performance Award” is a right to either a number of shares of Stock, SARs (“Performance Shares”) or fixed value cash units determined (in all cases) in accordance with subsection 9.1 of this Plan based on the extent to which the applicable Performance Goals are achieved. A Performance Share shall be of no value to a Participant unless and until earned in accordance with subsection 9.2 hereof.

(u) “Performance Goals” are the performance conditions, if any, established pursuant to subsection 9.1 by the Committee in connection with an Award.

(v) “Performance Period” with respect to a Performance Award is a period not less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

(w) “Permanent Disability” means permanent disability as determined under the Company’s long term disability policy and, with respect to any Award intended to comply with Section 409A of the Internal Revenue Code, also within the meaning of Treasury Regulation § 1.409A-3(i)(4) or a more restrictive meaning established by the Committee.

(x) “Plan” means this First Community Bancshares, Inc. 2012 Omnibus Equity Compensation Plan, as it may be amended from time to time.

(y) “Restricted Stock” means Stock granted to an Eligible Person under Section 8 hereof, that is subject to certain restrictions and to a risk of forfeiture.

(z) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 8 hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting period.

(aa) “Restriction Period” shall have the meaning assigned to such term in subsection 8.1.

(bb) “Retirement” or “Retire” shall mean the Participant has attained at the date of “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h) from the Company at least age 65 and has at least 5 years of service with the Company where service is measured as vesting service under the Company’s 401(k) plan unless otherwise provided in the Award agreement.

(cc) “SAR Price” means the price at which the Stock Appreciation Right was granted, which shall be determined in the same manner as the Option Price of an Option in accordance with subsection 6.2 hereof.

(dd) “Stock” means the $1.00 par value common stock of First Community Bancshares, Inc. and or any security into which such common stock is converted or exchanged upon merger, consolidation, or any capital restructuring of the Company; provided that such other stock must be common stock and meet the requirements of Treasury Regulation § 1.409A-1(b)(5)(iii).

(ee) “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person to receive an amount in cash, Stock, or other property equal to the excess of the Fair Market Value as of the Exercise Date of one share of Stock over the SAR Price times the number of shares of Stock to which the Stock Appreciation Right relates. Stock Appreciation Rights may be granted in tandem with Options or other Awards or may be freestanding.

(ff) Headings; Gender and Number. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Section 3 Plan Administration

3.1. Administration by the Committee. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, adopt rules and regulations for carrying out the purposes of the Plan, including, without limitation, the authority to:

(a) Grant Awards;

(b) Select the Eligible Persons and the time or times at which Awards shall be granted;

(c) Determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions, and Performance Goals relating to any Award;

(d) Determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

(e) Construe and interpret the Plan and any Award;

(f) Prescribe, amend, and rescind rules and procedures relating to the Plan;

(g) Determine the terms and provisions of Award and other agreements;

(h) Appoint designees or agents (who need not be members of the Committee or employees of the Company) to assist the Committee with the administration of the Plan; and

(i) Make all other determinations deemed necessary or advisable for the administration of the Plan.

3.2. Committee Discretion. The Committee shall, in its absolute discretion, and without amendment to the Plan, have the power to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code if such discretion would cause the Award to not so qualify. In the event of a Change of Control, the provisions of Section 12 hereof in addition to provisions of individual outstanding grants shall be mandatory and shall govern the vesting and exercisability schedule of any Award granted hereunder. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any agreement entered into hereunder, in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such inconsistency.

3.3. Indemnification. No member of the Committee shall be liable for any action, omission, or determination made in good faith. The Company shall indemnify (to the extent permitted under Virginia law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.4. Committee Delegation. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may appoint an Administrative Agent, who need not be a member of the Committee or an employee of the Company, to assist the Committee in administration of the Plan and to whom it may delegate such powers as the Committee deems appropriate, except that the Committee shall determine any dispute and shall approve any Award made.

3.5. Compliance with Section 162(m). Except as expressly otherwise stated in any resolution of the Committee, the Plan is intended to comply with the requirements of Section 162(m) or any successor section(s) of the Internal Revenue Code (“Section 162(m)”) as to any “covered employee” as defined in Section 162(m), and shall be administered, interpreted, and construed consistently therewith. The Committee is authorized to take such additional action, if any, that may be required to ensure that the Plan and any Award under the Plan satisfy the requirements of Section 162(m), taking into account any regulations or other guidance issued by the Internal Revenue Service.

3.6. Assumption of Options by the Company. Upon the determination of the Committee, in its sole discretion, the Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Option under this Plan in substitution for such other company’s option; or (b) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. If the Company assumes an option award granted by another company, the terms and conditions of such option award will remain unchanged, except that the exercise price and the number and nature of shares of Stock issuable upon exercise of any such option will be adjusted appropriately pursuant to Treasury Regulation § 1.409A-1(b)(5)(v)(D). If the Company elects to grant a new Option rather than assuming an existing option, the new Option may be granted with a similarly adjusted exercise price and the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of

Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be granted to any other person.

Section 4 Stock Subject to the Plan

4.1. Number of Shares. Subject to adjustments pursuant to Section 4.4 hereof, up to 600,000 shares of Stock, are authorized for issuance under the Plan in accordance with the Plan’s terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Of such total number of shares of Stock so authorized, not more than 300,000 may be designated for Restricted Stock, Restricted Stock Units, and Performance Awards. During the duration of the Plan, no Eligible Person may be granted Options which in the aggregate cover in excess of 20% percent of the total shares of Stock authorized under the Plan. No Award may be granted under the Plan on or after the 10-year anniversary of the Effective Date. The foregoing to the contrary notwithstanding, the total number of shares of Stock that may be issued pursuant to ISOs granted under the Plan shall be equal to 200,000, subject to adjustments pursuant to Section 4.4 hereof.

4.2. Availability of Shares Not Issued under Awards. If shares of Stock which may be issued pursuant to the terms of the Plan awarded hereunder are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

4.3. Stock Offered. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock and/or Stock in the Company’s treasury, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.4. Adjustments for Stock Split, Stock Dividend. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock or rights to acquire Stock, or through a Stock split, reverse Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock (any of the foregoing being herein called a “capital restructuring”), then the Stock affected by any of the above events, i.e., the numbers, rights, and privileges of the following shall be, in each case, equitably and proportionally adjusted to take into account the occurrence of any of the above events, (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued pursuant to subsections 4.1, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Internal Revenue Code, (iv) the Performance Goals, and (v) the individual limitations applicable to Awards.

4.5. Other Changes in Stock. In the event there shall be any change, other than as specified in subsections 4.4 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

4.6. General Adjustment Rules. No adjustment or substitution provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

4.7. Determination by the Committee. Adjustments under this Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties.

4.8. Code Section 409A. For any Award that is not subject to Internal Revenue Code Section 409A before the adjustments identified in the preceding sections of this Section 4, no adjustment shall be made that would cause the Award to become subject to Internal Revenue Code Section 409A. For an Award that is subject to Internal Revenue Code Section 409A before the adjustments identified in the preceding sections of this Section 4, no adjustment shall cause the Award to violate Internal Revenue Code Section 409A, without the prior written consent of both the Participant and the Committee.

4.9. Repayment/Forfeiture of Awards. If required by the Sarbanes-Oxley Act of 2002 and/or by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, each Participant’s Award shall be conditioned on repayment or forfeiture in accordance with law. In addition, the Committee may establish such conditions for repayment or forfeiture of Awards as the Committee or the Board may adopt by policy for the Company or any Affiliate.

4.10. Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Award, unless such failure is remedied by such Participant within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

Section 5 Granting of Awards to Participants

5.1. Participation. Participants in the Plan shall be those Eligible Persons who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation, and development of the Company or an Affiliate, and significantly contribute, or are expected to significantly contribute, to the achievement of the Company’s long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the terms, conditions, rights, and duties related to the Awards. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. The Committee shall inform the Board of all awards granted to all participants by the Committee.

Section 6 Stock Options

6.1. Grant of Stock Options. Coincident with or following designation for participation in the Plan, an Eligible Person may be granted one or more Options. Only the Committee may grant options. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 6.2(j) hereof.

6.2. Stock Option Agreements. Each Option granted under the Plan shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option (or, if no such identification is made, then it shall be a Non-Qualified Stock Option) and evidenced by a written agreement which shall be entered into by the Company and the Participant to whom the Option is granted, and which may contain the following terms and conditions set out in this subsection 6.2, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate. The grant of any Incentive Stock Option is contingent upon shareholder approval of the Plan being obtained within twelve (12) months before or after the date the Board approves the Plan.

(a) Number of Shares. Each Stock Option agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(b) Price. The price at which each share of Stock covered by an Option may be purchased, the Option Price, shall be determined in each case by the Committee and set forth in the Stock Option agreement. The price may vary according to a formula specified in the Stock Option agreement, but in no event shall the Option Price ever be less than the Fair Market Value of the Stock on the date the Option is granted, or in the case of an Option that is subsequently “modified” within the meaning of Treasury Regulation § 1.409A-1(b)(5)(v)(A), on the date of such modification.

(c) No Backdating. There shall be no backdating of Options, and each Option shall be dated the actual date that the Committee adopts the resolution awarding the grant of such Option.

(d) Limitations on Incentive Stock Options. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Internal Revenue Code) Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Affiliate) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(e) Duration of Options. Each Stock Option agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Participant (the “Option Period”). The Option Period must end, in all cases, not more than ten years from the date an Option is granted. Each Option shall be subject to a period or periods of time within which each Option or portion thereof will first become exercised (the “Vesting Period”) with respect to the total number of shares of Stock that can be acquired under the Option. The Committee, in its discretion, shall determine the Vesting Period(s) for each Option upon grant and, with the discretion of the Committee, may accelerate or shorten any Vesting Period or the event(s) which result in acceleration of vesting. In the event the Committee does not specify a vesting period, the vesting shall occur in 25% increments on the first four anniversaries of the Award’s date of grant.

(f) Termination of Options. During the lifetime of a Participant to whom a Stock Option is granted, the Stock Option may be exercised only by such Participant or, in the case of Permanent Disability by the Participant’s designated legal representative, except to the extent such exercise would cause any Award intended to qualify as an ISO not to so qualify. Once a Participant to whom a Stock Option was granted dies, the Stock Option may be exercised only by the personal representative of the Participant’s estate. Unless the Stock Option agreement shall specify a longer or shorter period, at the discretion of the Committee, then the Participant (or representative) may exercise the Stock Option for a period of up to three months or any statutorily required period after such Participant terminates employment, ceases to be a member of the Board, or ceases to be a consultant to the Company.

(g) Exercise, Payments, Etc.

(i) Each Stock Option agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Office of the Secretary of the Company or to the Administrative Agent of written notice specifying the number of shares of Stock with respect to which such Option is exercised and payment to the Company of the aggregate Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Options (or portions thereof) which are being exercised and the number of shares of Stock with respect to which the Options are being exercised. The Participant’s obligation to deliver written notice of exercise is satisfied by electronic delivery of such notice through means satisfactory to the Committee and prescribed by the Company. The exercise of the Option shall be deemed effective on the date such notice is received by the Office of the Secretary or by the Administrative Agent and payment is made to the Company of the aggregate Option Price (the “Exercise Date”). If requested by the Company, such notice shall contain the Participant’s representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Exchange Act or any applicable state law, and such restriction, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place upon delivery of such notice to the Office of the Secretary of the Company or to the Administrative Agent, at which time the aggregate Option Price shall be paid in full to the Company by any of the methods or any combination of the methods set forth in subsection 6.2(g)(iv) below.

(ii) The shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be issued by the Company and either (A) delivered by electronic means to an account designated by the Participant or (B) delivered to the Participant in the form of a properly executed certificate or certificates representing such shares of Stock.

(iii) The Company’s obligation to deliver the shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be subject to the payment in full to the Company of the aggregate Option Price and the required tax withholding.

(iv) The aggregate Option Price shall be paid by either of the following methods or a combination of the following methods:

(A) in cash, including the wire transfer of funds in U.S. dollars to one of the Company’s bank accounts located in the United States, with such bank account to be designated from time to time by the Company; or

(B) by personal, certified or cashier’s check payable in U.S. dollars to the order of the Company.

(h) Tax Withholding. Each Stock Option agreement shall provide that, upon exercise of the Option, the Participant shall make appropriate arrangements with the Company to provide for not less than the minimum amount of tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws, by payment of such taxes in cash (including wire transfer), by check, or as provided in Section 11 hereof.

(i) Repricing Prohibited. Subject to Sections 4, 6, 12, 13, and 16, outstanding Stock Options granted under this Plan shall not be repriced without approval by the Company’s shareholders. In particular, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or grant price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or grant price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding Option or SAR having an Option Price or grant price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

(j) Shareholder Privileges. No Participant shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Participant becomes the holder of record of such Stock. Except as provided in Section 4 hereof, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date on which such Participant becomes the holder of record of such Stock.

(k) Section 409A Avoidance. Once granted, no Stock Option shall be modified, extended, or renewed in any way that would cause the Stock Option to be subject to Internal Revenue Code Section 409A. The Option Period shall not be extended to any date that would cause the Stock Option to become subject to Internal Revenue Code Section 409A. The Option Price shall not be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the Stock Option is exercised; however, the right to one or more dividends declared and paid on the Stock between the date of grant and the date the Option is exercised may be set forth in a separate arrangement.

(l) Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution subsidiaries’ capital falls below the minimum requirements contained in 12 CFR 3 or below a higher requirement as determined by the Company’s or such subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

Section 7 Stock Appreciation Rights

7.1. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants either alone (“freestanding”) or in tandem with other Awards, including Performance Awards, Options, Restricted Stock and Restricted Stock Units. Stock Appreciation Rights granted in tandem with any Award must be granted at the same time as the Award is granted. Stock Appreciation Rights granted in tandem with Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options granted in tandem with Stock Appreciation Rights shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Appreciation Rights. The Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan. Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 4 and subsection 6.2 for Options, including, but not limited to, the requirements of subsections 6.2(b), (c), (d), and (i) and subsection 4.4 regarding general adjustment rules, minimum price, duration, and prohibition on re-pricing.

7.2. Section 409A Avoidance. The SAR Price may be fixed on the date it is granted or the SAR Price may vary according to an objective formula specified by the Committee at the time of grant. However, the SAR Price can never be less than the Fair Market Value of the Stock on the date of grant. The SAR grant must specify the number of shares to which it applies, which must be fixed at the date of grant (subject to adjustment pursuant to Sections 4, 6, and 11). Once granted, no SAR shall be modified, extended, or renewed in any way that would cause the SAR to be subject to Internal Revenue Code Section 409A. The period during which the SAR may be exercised shall not be extended to any date that would cause the SAR to become subject to Internal Revenue Code Section 409A. The value of the SAR shall not be adjusted to reflect any dividends declared and paid on the Stock between the date of grant and the date the SAR is exercised.

Section 8 Restricted Stock and Restricted Stock Units

8.1. Restriction Period. At the time an Award of Restricted Stock or Restricted Stock Units is made, the Committee shall establish the terms and conditions applicable to such Award, including the period of time (the “Restriction Period”) and attainment of performance goals, if any, during which certain restrictions established by the Committee shall apply to the Award. Each such Award, and designated portions of the same Award, may have a different Restriction Period, at the discretion of the Committee. Except as permitted or pursuant to Section 12 hereof, the Restriction Period applicable to a particular Award shall not be changed. Restricted Stock or Restricted Stock Units may or may not be subject to Internal Revenue Code Section 409A. If subject to Internal Revenue Code Section 409A, a grant of Restricted Stock or Restricted Stock Units must contain the provisions needed to comply with the requirements of Internal Revenue Code Section 409A, including but not limited to (i) the timing of any election to defer receipt of the Restricted Stock or Restricted Stock Units beyond the date of vesting, (ii) the timing of any payout election, and (iii) the timing of the settlement of Restricted Stock or a Restricted Stock Unit.

8.2. Certificates for Stock. Restricted Stock shall be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock represented by a stock certificate registered in the name of the Participant.

8.3. Restricted Stock Terms and Conditions. Participants shall enjoy only those shareholder rights specifically given to them in the applicable grant agreement.

(a) The Participant shall not be entitled to delivery of the Stock certificate until the Restriction Period shall have expired.

(b) The Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock during the Restriction Period.

(c) A breach of the terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock.

(d) As a condition to the grant of an Award of Restricted Stock or Restricted Stock Units, the Company shall pay no cash dividends on any share of Restricted Stock or Restricted Stock Unit. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

8.4. Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee.

(b) In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(c) Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

8.5. Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus (“Bonus Stock”), or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or an

Affiliate in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

Section 9 Performance Awards

9.1. Establishment of Performance Goals for Company. Performance Goals applicable to a Performance Award shall be established by the Committee in its absolute discretion on or before the date of grant and within the time period prescribed by, and shall otherwise comply with the requirements of, Internal Revenue Code Section 162(m)(4)(C), or any successor provision thereto, and the regulations thereunder, for performance-based compensation. Such Performance Goals may include or be based upon, but not limited to, any of the following criteria, either in absolute amount or per share: pretax income or after tax income, operating profit, return on equity or operating revenue, capital or investment, earnings (including EBIT and EBITDA), book value, increase in cash flow return, sales or revenues, operating expenses (including, but not limited to, lease operating expenses, gathering and transportation, general and administrative costs, and other components of operating expenses), stock price appreciation, implementation or completion of critical projects or processes, production growth, customer satisfaction, reserve growth, corporate acquisition goals based on value of assets acquired or similar objective measures and/or any combination thereof. In addition, the Committee may elect to use the following performance measures which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Bank or a division, region, branch, department or function within the Company:

•	Revenue

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, whether before or after taxes)

•	Earnings (earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Net interest margin

•	Growth measures (deposits, loan, total assets, earning assets, market share, capital or other financial or market measures)

•	Asset/Credit Quality measures (including NPAs/Assets, Charge-offs/Avg. Loans, Past Dues/Avg. Loans, Texas Ratio, or other measures reported to regulatory agencies or tracked by the organization)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

Performance goals with respect to the foregoing Performance Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of a particular criteria or attaining a percentage increase or decrease in a particular criteria, and may be applied relative to internal goals or levels attained in prior years or related to other companies or indices or as ratios expressing relationship between Performance Goals, or any combination thereof, as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

The Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified subsidiary, division, operating company, test strategy, or new venture of the Company and/or its Affiliates.

The Committee shall designate in writing not later than ninety (90) days following the start of a performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), provided the outcome of the selected performance goals is substantially uncertain at that time, the Performance Goals.

Notwithstanding any other provision of the Plan, payment or vesting of any Performance Award shall not be made until the applicable Performance Goals have been satisfied and any other material terms of such Award were in fact satisfied. The Committee shall verify the attainment of each Performance Goal. Notwithstanding any provision of the Plan to the contrary, with respect to any Performance Award, (a) the Committee may not adjust, downwards or upwards, any amount payable, or other benefits granted, issued, retained, and/or vested pursuant to such an Award on account of satisfaction of the applicable Performance Goals and (b) the Committee may not waive the achievement of the applicable Performance Goals, except in the case of the Participant’s death or Permanent Disability, or a Change of Control.

9.2. Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a specific period, the Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

9.3. Other Restrictions. The Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the delivery of Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Stock earned. The Committee may provide that shares of Stock issued in connection with a Performance Award be held in escrow and/or legended. Performance Awards may or may not be subject to Internal Revenue Code Section 409A. If a Performance Award is subject to Internal Revenue Code Section 409A, the Performance Award grant agreement shall contain the terms and conditions needed to comply with the requirements of Internal Revenue Code Section 409A, including but not limited to (i) the timing of any election to defer receipt of the Performance Award, (ii) the timing of any payout election, and (iii) the timing of the actual payment of the Performance Award.

9.4. Measurement of Performance against Performance Goals. The Committee shall, as soon as practicable after the close of a Performance Period, determine (a) the extent to which the Performance Goals for such Performance Period have been achieved and (b) the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of all or any portion of their Performance Awards during the Performance Period.

9.5. Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any Performance Award has been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been in the employ of the Company or Affiliates continuously from the date of grant until the end of the Performance Period, subject to the exceptions set forth in the Performance Award agreement and in Sections 10 and 12 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of the Performance Awards. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or its Affiliates continuously during the entire Performance Period for which such Performance Award was granted, except as provided in Sections 10 and 12.

9.6. Subsequent Performance Award Grants. Following the grant of Performance Awards with respect to a Performance Period, additional Participants may be designated by the Committee for grant of Performance Awards for such Performance Period subject to the same terms and conditions set forth for the initial grants, except that the Committee, in its sole discretion, may reduce the value of the amounts to which subsequent Participants may become entitled, prorated according to reduced time spent during the Performance Period, and the applicable Performance Award agreement shall be modified to reflect such reduction.

9.7. Shareholder Privileges. No Participant shall have any rights as a shareholder with respect to any shares of Stock covered by a Performance Award until the Participant becomes the holder of record of such Stock.

Section 10 Termination of Employment, Death, Disability

10.1. Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or an Affiliate shall be specified in the agreement controlling such Award. Such termination of employment or any other service relationship shall be a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h) with respect to any Award intended to comply with Section 409A of the Internal Revenue Code.

10.2. Termination for Cause. If the employment of the Participant by the Company is terminated for Cause, as determined by the Committee, all Awards to such Participant shall thereafter be void for all purposes. As used in subsections 9.1, 10.2, and 10.3 hereof, “Cause” shall mean Cause with respect to termination by the Company under Section 2.1(f). Nothing in this subsection 10.2 shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any employee or Participant.

10.3. Performance Awards. Except as set forth below, each Performance Award shall state that each such Award shall be subject to the condition that the Participant has remained an Eligible Person from the date of grant until the applicable vesting date as follows:

(a) If the Participant voluntarily leaves the employment of the Company or an Affiliate, or if the employment of the Participant is terminated by the Company for cause or otherwise, any Performance Award to such Participant not previously vested shall thereafter be void and forfeited for all purposes.

(b) Unless otherwise provided in the Performance Award agreement, a Participant shall become vested in all Performance Awards that were earned by meeting the Performance Goals within the Performance Period on the date the Participant Retires, on the date the Participant dies while employed by the Company, or on the date the Participant terminates service with the Company and the Affiliates due to Permanent Disability while employed by the Company. Such Participant shall not become entitled to any payment which may arise due to the occurrence of a Performance Goal after the Participant dies, terminates service due to Permanent Disability, or Retires. If the Participant dies before receiving payment, the payment shall be made to the Participant’s estate.

10.4. Forfeiture Provisions. Subject to Sections 12 and 13, in the event a Participant terminates employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Committee may provide in the Award agreement for proration or full payout in the event of (a) death, (b) Permanent Disability, (c) Retirement or (d) any other circumstances the Committee may determine.

Section 11 Tax Withholding

11.1. Withholding Requirement. The Company and any Affiliate is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, amounts of withholding and other taxes or social security payments due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax or social security obligations relating to any Award. This authority shall include authority to withhold from cash compensation otherwise payable to a Participant and/or to make cash payments in respect thereof, in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis at the discretion of the Committee.

11.2. Withholding Requirement – Stock Options and SARs. The Company’s obligations to deliver shares of Stock upon the exercise of an Option or SAR shall be subject to the Participant’s satisfaction of all applicable federal, state, and local income and other tax and social security withholding requirements.

11.3. Section 16 Requirements. If the Participant is an officer or director of the Company within the meaning of Section 16 or any successor section(s) of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of Section 16 and any applicable rules and regulations thereunder with respect to the use of shares of Stock to satisfy such tax withholding obligation.

11.4. Restricted Stock and Performance Award Payment and Tax Withholding. Each Restricted Stock and Performance Award agreement shall provide that, upon payment of any entitlement under such an Award, the Participant shall make appropriate arrangements with the Company to provide for the amount of minimum tax and social security withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax and social security laws. The withholding may, if the Committee so elects, be deducted from the Award.

Section 12 Change of Control

The Committee may provide in the terms of any agreement applicable to any Award the vesting, payment, attainment of Performance Goals, or other effects on an Award, if any, in the event of the occurrence of a Change of Control of the Company. To the extent that any Award is subject to Internal Revenue Code Section 409A, the Award shall contain appropriate provisions to comply with Internal Revenue Code Section 409A.

Section 13 Rights of Employees and Participants

13.1. Employment. Neither anything contained in the Plan or any agreement applicable to an award nor the granting of any Award under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate, at any time, to terminate such employment or to increase or decrease the level of the Participant’s compensation from the level in existence at the time of the Award.

An Eligible Person who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

13.2. Non-transferability

(a) Except as otherwise determined at any time by the Committee as to any Awards other than ISOs, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, bankruptcy, or court order; provided that the Committee may permit further transferability of Awards other than ISOs, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to any applicable Restriction Period; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the shareholders of the Company. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 13.2 shall be void and unenforceable against the Company.

(b) In the event of a Participant’s death, a Participant’s vested rights and interests in any Award as set forth in an Award agreement may be exercised by the personal representative of the Participant’s estate within 90 days or any statutorily required period after the date of death. Thereafter, all rights, vested, unvested or otherwise shall terminate fully. In the event of a Participant’s permanent disability, a Participant’s vested rights and interests in any Award as set forth in an Award agreement may be exercised by such person’s guardian, conservator, or other legal personal representative within 90 days or any statutorily required period after the date of permanent disability.

13.3. Noncompliance with Internal Revenue Code Section 409A. If an Award is subject to the requirements of Internal Revenue Code Section 409A, to the extent that the Company or an Affiliate takes any action that causes a violation of Internal Revenue Code Section 409A or fails to take reasonable actions required to comply with Internal Revenue Code Section 409A, in each case as determined by the Committee, the Company shall pay an additional amount to the Participant (or beneficiary) equal to the additional income tax imposed pursuant to Internal Revenue Code Section 409A on the Participant as a result of such violation, plus any taxes imposed on this additional payment.

Section 14 Other Employee Benefits

14.1. Employee Benefits. The amount of any income deemed to be received by a Participant as a result of the payment under an Award or exercise shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance, or salary continuation plan.

Section 15 Amendment, Modification, and Termination

15.1. Amendment, Modification and Termination. The Committee or the Board may at any time terminate, and from time to time may amend or modify the Plan, and the Committee or the Board may, to the extent permitted by the Plan, from time to time amend or modify the terms of any Award theretofore granted, including any Award agreement, in each case, retroactively or prospectively; provided, however, that no amendment or modification of the Plan may become effective without approval of the amendment or modification by the Company’s shareholders if shareholder approval is required to enable the Plan to satisfy an applicable statutory or regulatory requirement.

Notwithstanding any other provision of this Plan, no amendment, modification, or termination of the Plan or any Award shall adversely affect the previously accrued material rights or benefits of a Participant under any outstanding Award theretofore awarded under the Plan, without the consent of such Participant holding such Award, except to the extent necessary to avoid a violation of Internal Revenue Code Section 409A or the Board or the Committee determines, on advice of outside counsel or the Company’s independent accountants, that such amendment or modification is required for the Company, the Plan, or the Award to satisfy, comply with, or meet the requirements of any law, regulation, listing rule, or accounting standard applicable to the Company.

The Committee shall have the authority to adopt (without the necessity for further shareholder approval) such modifications, procedures, and sub-plans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

Section 16 Legal

16.1. Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

Section 17 Duration of the Plan

17.1. Duration. The Plan shall terminate on the ten year anniversary of the Effective Date. No grants shall be awarded after such termination; however, the terms of the Plan shall continue to apply to all Awards outstanding when the Plan terminates.

Date approved by the Board of Directors: February 28, 2012.

[Signature page follows.]

FIRST COMMUNITY BANCSHARES, INC.

ATTEST:

By:

Corporate Secretary	Title:

Appendix C

Audit Committee Charter

The Board of Directors of First Community Bancshares, Inc. (the “Company”) has constituted and established an Audit Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter.

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Articles of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

A.	MISSION

The Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Committee shall represent and assist the Board of Directors with its oversight responsibility relating to: (a) the integrity of the Company’s financial statements and financial reporting process, and the Company’s systems of internal accounting and financial controls, (b) the Company’s compliance with legal and regulatory requirements including the Company’s disclosure controls and procedures, (c) the independent auditor’s qualifications, independence and performance, and (d) the performance of the Company’s internal audit function.

The Committee’s role is one of oversight. The Corporation’s management is responsible for preparing the Corporation’s financial statements and the independent auditors are responsible for auditing those financial statements.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

The Committee has the power to obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Committee and receive appropriate funding from the Company, as determined by the Committee, for the payment of compensation to any such advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

B.	COMPOSITION

The Committee shall consist of three or more directors, each of whom shall meet the independence and experience requirements of NASDAQ Marketplace Rules and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the Company’s balance sheet, income statement, and cash flow statement and notes thereto). No member of the Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” in accordance with the rules and regulations of the Commission. However, one director who does not meet the NASDAQ definition of independence, but who meets the criteria set forth in Section 10A (m) (3) under the Exchange Act and the rules there under, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its stockholders. Such person must satisfy the independence requirements set forth in Section 10A (m) (3) of the Exchange Act, and may not chair the Committee. The use of this “exceptional and limited circumstances” provision, as well as the nature of the individual’s relationship to the Company and the basis for the Board’s determination, shall be disclosed in the annual proxy statement.

In addition, if a Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Committee may continue until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding Committee composition due to a single vacancy on the Committee, then the Company will have until the earlier of the next annual stockholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

The members of the Committee and the Committee Chairman shall be appointed by, and may be removed by, the Board.

C.	PRINCIPAL FUNCTIONS

The Committee shall have access to all records of the Company and shall have such powers as are appropriate to fulfill its purpose. The Committee shall perform the following functions:

(1)	Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2)	Review and discuss with management and the independent auditors the Company’s audited financial statements and related footnotes and the “Management’s Discussion and Analysis” portion of the annual report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company’s annual report on Form 10-K, based upon the Committee’s review and discussions with its independent registered public accounting firm.

(3)	Review and discuss with management and the independent auditors the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-Q for each interim quarter and ensure that the independent registered public accounting firm also reviews the Company’s interim financial statements before the Company files its quarterly report on Form 10-Q with the Commission.

(4)	As deemed necessary, study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5)	Meet with the Company’s legal counsel to review legal matters that may have a significant impact on the Company or its financial reports.

(6)	Work to ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7)	Review press releases submitted by management in connection with the release of quarterly, annual, or other financial statements.

(8)	Conduct an annual performance evaluation of the Committee and review and reassess the adequacy of this Charter annually, or as needed.

(9)	Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

(10)	Review earnings press releases, as well as Company policies with respect to earnings press releases, and financial information (including non-GAAP financial measures) provided to analysts and rating agencies.

Independent Registered Public Accountants:

(11)	Be solely and directly responsible for the appointment and approval, compensation and oversight of the audit work of an independent registered public accounting firm employed for the purposes of preparing or issuing an audit report with respect to the Company; such independent registered public accounting firm shall be duly registered with the Public Accounting Oversight Board; and such independent registered public accounting firm shall be instructed to report directly to the Committee.

(12)	Review and approve the terms of the independent registered public accounting firm’s retention, engagement and scope of the annual audit, and pre-approve any audit-related and permitted non-audit services (including the fees and terms thereof) to be performed by the independent registered public accounting firm.

(13)	To the extent required by applicable regulations, disclose in periodic reports filed by the Company approval by the Committee of allowable non-audit services to be performed for the Company by the independent registered public accounting firm performing the Company’s audit.

(14)	Delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, for which the decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(15)	Receive a timely report from its independent registered public accounting firm performing the audit of the Company, which details: (1) all critical accounting policies and practices to be used in the audit; (2) all alternate treatment of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the independent registered public accounting firm; and (3) other material written communications between the independent registered public accounting firm and the management of the Company, including, but not limited to, any reports on internal controls and adjusted or unadjusted differences.

(16)	Receive written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discuss with the independent registered public accounting firm the independent accountant’s independence.

(17)	Discuss with the independent registered public accounting firm the matters required to be discussed by SAS 61 [Communication with Audit Committees], and SAS 100 [Interim Financial Information],

(18)	Submit to the Chief Financial Officer of the Company both an annual budget and invoices to fund appropriate compensation of the independent registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report and for compensation of others employed by the Committee.

(19)	Obtain from the independent public accounting firm, at least annually, a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, and at least annually discuss with the independent registered public accounting firm any relationship or services which may impact the independent registered public accounting firm’s objectivity or independence, and take appropriate actions to ensure such independence.

(20)

At least annually, receive and review a report by the independent registered public accounting firm describing the independent registered public accounting firm’s internal quality-control procedures and any materials issues raised by the most recent internal quality-control review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(21)	At least annually, consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring continuing independence of the independent registered public accounting firm, the Company should consider rotation of its independent registered public accounting firm, if deemed necessary.

Internal Audit Function:

(22)	Cause to be maintained an appropriate internal audit program covering the Company and each of its subsidiaries by designated internal auditors who report to the Committee.

(23)	Be directly responsible for the appointment and approval, compensation and oversight of the audit work of the designated internal auditors employed for the purpose of performing the internal audit program.

(24)	Review and approve the internal audit program plan, risk assessment, and budget, which may be established for any Subsidiary, which the designated internal auditors along with the Director of Risk Management shall report at least annually to the Committee regarding the staffing plans, financial budget, audit schedules and the adequacy thereof.

(25)	Make the determination in regard to the selection of and/or dismissal of the designated internal auditors.

(26)	Review the scope and coordination efforts of the joint internal/external audit program with both the designated internal auditors and the independent registered public accounting firm.

(27)	Review reports of any material deficiencies and other reportable incidents relating to the financial statements or financial reporting of each Subsidiary and supervise and direct any special projects or investigations considered necessary by the Committee.

(28)	Review reports of the designated internal auditors, risk management (as deemed appropriate by the Committee) and examinations made by regulatory agencies and management’s responses to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

(29)	Establish and oversee procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

Regulatory Compliance:

(30)	Discuss with management and the independent registered public accountants the Company’s compliance with the laws and regulations applicable to the SEC, PCAOB, and FASB that pertain to financial reporting and disclosure.

(31)	The regulatory compliance program covering the Subsidiary is the responsibility of the Subsidiary’s Compliance Committee of which its Board-appointed Chairman reports directly to the Company’s Board of Directors.

(32)	Review the internal audit reports and other issues reported by the Director of Risk Management or the designated internal auditors covering the scope and adequacy of an audit of the Subsidiary’s overall compliance management program and the independent testing requirements of the Bank Secrecy Act as defined in the Federal Financial Institutions Examination Council’s (FFIEC) BSA/AML Examination Manual.

(33)	To the extent applicable, receive reports on a Subsidiary’s compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the designated internal auditors and the independent registered public accounting firm.

(34)	Obtain from the independent registered public accounting firm assurance that Section 10A (b) of the Exchange Act has not been implicated.

(35)	Approve related party transactions, as determined necessary.

Internal Control:

(36)	Review periodically the scope and implications of the Company’s internal financial procedures and consider their adequacy.

(37)	Review management’s annual report on the Company’s internal control framework and any related findings or deficiencies and the independent registered public accounting firm’s attestation of the report prior to filing of the Company’s Form 10-K.

(38)	Maintain direct access to the staff of the Company and its subsidiaries. If useful, require that studies be initiated on subjects of special interest to the Committee.

(39)	Review the comments on internal control submitted by the designated internal auditor and the independent registered public accounting firm to ensure that the appropriate suggestions for improvement are promptly considered for inclusion into the Company’s internal financial procedure and review the adequacy of disclosures about changes in internal control over financial reporting.

Regulatory Examiners:

(40)	Meet with representatives of the applicable regulatory examiners of the institution and discuss matters relating to their review and supervision of the organization.

(41)	Ensure management has taken appropriate corrective action regarding any significant regulatory matters reported by the examiners.

Special Duties:

(42)	Make special studies of matters related to the financial operations of the Company or its Subsidiaries or to allegations of managerial misconduct by its executives.

D.	MEETINGS

Meetings of the Committee will be held at least quarterly and at such other times as shall be required by the Chairman of the Committee, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Enterprise Risk Management Administrative Assistant and an oral report shall be presented by the Committee at each Board meeting. The Committee will hold executive sessions with management, the designated internal auditors, the independent registered public accountants, or just among the Committee members as determined necessary.

At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the Director of Internal Audit, the Enterprise Risk Management Director and the representatives of the independent registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

E.	QUALIFICATIONS

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

Reviewed and Approved on             07-26-2011

By the Board of Directors of First Community Bancshares, Inc.

First Community Bancshares, Inc. Annual Meeting of Stockholders

11:30 a.m. Eastern Daylight Time, April 24, 2012

Fincastle Country Club

1000 Country Club Drive

Bluefield, Virginia 24605

Information About Advance Registration for Attending the Meeting

Attendance at the Annual Meeting is limited to the Corporation’s stockholders, members of their immediate family or their named representative. Upon arrival at the Annual Meeting, stockholders, members of their immediate family or their named representative will be asked to present appropriate identification to enter. The Corporation reserves the right to limit the number of representatives who may attend the meeting.

•	If you hold your shares directly with the Corporation and you plan to attend the Annual Meeting, you are not required to follow any additional instructions.

•	If your shares are held for you by a bank, broker or other institution and you wish to attend the Annual Meeting, please send a meeting registration request containing the information listed below to:

First Community Bancshares, Inc.

P. O. Box 989

Bluefield, Virginia 24605-0989

Please include the following information:

•	Your name and complete mailing address;

•	The name(s) of any family members who will accompany you;

•	If you wish to name a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and

•	Proof that you own Corporation shares such as a letter from your bank or broker or photocopy of your bank or brokerage account statement.

If you have any questions regarding admission to the Annual Meeting, please call Stockholder Services at (800) 425-0839.

Voting in Person at the Meeting

The Corporation encourages stockholders to submit proxies in advance of the Annual Meeting by telephone, Internet or mail. Alternatively, stockholders may also vote in person at the meeting or may execute a proxy to vote for them at the meeting. If your shares are held for you by a broker, bank or other institution, you must obtain a proxy from that institution and bring it with you to the meeting to deliver with your ballot, in order to be able to vote your shares at the Annual Meeting.

P.O. BOX 989 BLUEFIELD, VA 24605-0989

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on April 23, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on April 23, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M43068-P19652	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

FIRST COMMUNITY BANCSHARES, INC. The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐
Nominees:
01) I. Norris Kantor 02) William P. Stafford, II

The Board of Directors recommends that you vote FOR Proposals 2 and 3:					For	Against	Abstain

2. The ratification of Dixon Hughes Goodman LLP as independent registered public accountants.					☐	☐	☐

3. Approval of the First Community Bancshares, Inc.’s 2012 Omnibus Equity Compensation Plan.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on April 24, 2012:

The Notice, Proxy Statement, Annual Report and Form of Proxy Card are available without charge at www.proxyvote.com.

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M43069-P19652

FIRST COMMUNITY BANCSHARES, INC.

This revocable proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders

April 24, 2012

11:30 a.m., Eastern Daylight Time

The undersigned appoints Samuel G. Hill and Jeffery L. Farmer, or either of them, proxies to vote all shares of common stock (“Common Stock”) of First Community Bancshares, Inc. (“FCBI”) which the undersigned is entitled to vote at the annual meeting (the “Annual Meeting”) of stockholders of FCBI, to be held on April 24, 2012 at 11:30 a.m., Eastern Daylight Time at Fincastle Country Club, 1000 Country Club Drive, Bluefield, Virginia or at any adjournment thereof, or on the matter as set forth in the proxy statement for the Annual Meeting and on all matters properly presented at the Annual Meeting.

This instruction and proxy card is also solicited by the Board of Directors of FCBI for persons who participate in the FCBI Employee Stock Ownership and Savings Plan (“Plan”). By signing this instruction and proxy card, or by phone or Internet, the undersigned hereby instructs First Community Bank, the trustee of the Plan, to exercise the voting rights relating to any shares of Common Stock allocable to his or her account(s) as of the close of business on March 1, 2012.

The trustee will tabulate the votes received from all Plan participants by April 20, 2012, and shall vote the shares of Common Stock as directed. In the event any participant in the Plan does not provide voting directions, the trustee of the Plan shall vote the participant’s shares of Common Stock as the trustee, in its sole discretion shall deem appropriate.

Proxies will be voted as directed. In the absence of specific direction, signed proxies will be voted in accordance with the recommendations of the Board of Directors of FCBI and, in the discretion of the proxy holders upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side